STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,
                                     SELLER

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     TRUSTEE

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                       and

                            EMC MORTGAGE CORPORATION

         --------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2003

         --------------------------------------------------------------


                   Structured Asset Mortgage Investments Inc.
              Structured Asset Mortgage Investments Trust 2003-CL1,
               Mortgage Pass-Through Certificates Series 2003-CL1

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                    Definitions

                                           Conveyance of Mortgage Loans;
                                         Original Issuance of Certificates
         Section  2.01     CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE...............................................47
         Section  2.02     ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE...............................................50
         Section  2.03     ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT........................52
         Section  2.04     SUBSTITUTION OF MORTGAGE LOANS........................................................53
         Section  2.05     ISSUANCE OF CERTIFICATES..............................................................54
         Section  2.06     REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER..................................55

                                                    ARTICLE III
                               Administration and Master Servicing of Mortgage Loans
         Section  3.01     MASTER SERVICER.......................................................................57
         Section  3.02     REMIC-RELATED COVENANTS...............................................................58
         Section  3.03     MONITORING OF SERVICERS...............................................................58
         Section  3.04     FIDELITY BOND.........................................................................60
         Section  3.05     POWER TO ACT; PROCEDURES..............................................................60
         Section  3.06     DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS............................................61
         Section  3.07     RELEASE OF MORTGAGE FILES.............................................................61
         Section  3.08     DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO
                           BE HELD FOR TRUSTEE...................................................................62
         Section  3.09     STANDARD HAZARD INSURANCE AND FLOOD INSURANCE POLICIES................................63
         Section  3.10     PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS......................................63
         Section  3.11     MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES................................63
         Section  3.12     TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND
                           DOCUMENTS.............................................................................64
         Section  3.13     REALIZATION UPON DEFAULTED MORTGAGE LOANS.............................................64
         Section  3.14     COMPENSATION FOR THE MASTER SERVICER..................................................65
         Section  3.15     REO PROPERTY..........................................................................66
         Section  3.16     ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.........................................66
         Section  3.17     ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT......................................67
         Section  3.18     REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.................................68
         Section  3.19     EMC...................................................................................69
         Section  3.20     UCC...................................................................................69
         Section  3.21     OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.........................................69

                                                    ARTICLE IV
                                                     Accounts
         Section  4.01     PROTECTED ACCOUNTS....................................................................70
         Section  4.02     MASTER SERVICER COLLECTION ACCOUNT....................................................71
         Section  4.03     PERMITTED WITHDRAWALS AND TRANSFERS FROM THE MASTER SERVICER
                           COLLECTION ACCOUNT....................................................................72


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



         Section  4.04     DISTRIBUTION ACCOUNT..................................................................73
         Section  4.05     PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT.....................74

                                                     ARTICLE V
                                                   Certificates
         Section  5.01     CERTIFICATES..........................................................................77
         Section  5.02     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.................................85
         Section  5.03     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................................88
         Section  5.04     PERSONS DEEMED OWNERS.................................................................89
         Section  5.05     TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES........................................89
         Section  5.06     RESTRICTIONS ON TRANSFERABILITY OF CERTIFICATES.......................................90
         Section  5.07     ERISA RESTRICTIONS....................................................................90
         Section  5.08     RULE 144A INFORMATION.................................................................92

                                                    ARTICLE VI
                                          Payments to Certificateholders
         Section  6.01     DISTRIBUTIONS ON THE CERTIFICATES.....................................................93
         Section  6.02     ALLOCATION OF LOSSES..................................................................99
         Section  6.03     PAYMENTS.............................................................................102
         Section  6.04     STATEMENTS TO CERTIFICATEHOLDERS.....................................................102
         Section  6.05     MONTHLY ADVANCES.....................................................................105
         Section  6.06     COMPENSATING INTEREST PAYMENTS.......................................................106

                                                    ARTICLE VII
                                                The Master Servicer
         Section  7.01     LIABILITIES OF THE MASTER SERVICER...................................................107
         Section  7.02     MERGER OR CONSOLIDATION OF THE MASTER SERVICER.......................................107
         Section  7.03     INDEMNIFICATION OF THE TRUSTEE, THE MASTER SERVICER AND THE
                           SECURITIES ADMINISTRATOR.............................................................107
         Section  7.04     LIMITATIONS ON LIABILITY OF THE MASTER SERVICER AND OTHERS...........................108
         Section  7.05     MASTER SERVICER NOT TO RESIGN........................................................109
         Section  7.06     SUCCESSOR MASTER SERVICER............................................................109
         Section  7.07     SALE AND ASSIGNMENT OF MASTER SERVICING..............................................109

                                                   ARTICLE VIII
                                                      Default
         Section  8.01     EVENTS OF DEFAULT....................................................................111
         Section  8.02     TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.............................................113
         Section  8.03     NOTIFICATION TO CERTIFICATEHOLDERS...................................................114
         Section  8.04     WAIVER OF DEFAULTS...................................................................114
         Section  8.05     LIST OF CERTIFICATEHOLDERS...........................................................114

                                                    ARTICLE IX
                              Concerning the Trustee and the Securities Administrator
         Section  9.01     DUTIES OF TRUSTEE....................................................................115
         Section  9.02     CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE SECURITIES


                                                       -ii-




                           ADMINISTRATOR........................................................................117
         Section  9.03     TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES OR
                           MORTGAGE LOANS.......................................................................119
         Section  9.04     TRUSTEE AND SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES............................119
         Section  9.05     TRUSTEE'S AND SECURITIES ADMINISTRATOR'S FEES AND EXPENSES...........................119
         Section  9.06     ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR....................120
         Section  9.07     INSURANCE............................................................................120
         Section  9.08     RESIGNATION AND REMOVAL OF THE TRUSTEE AND SECURITIES
                           ADMINISTRATOR........................................................................121
         Section  9.09     SUCCESSOR TRUSTEE AND SUCCESSOR SECURITIES ADMINISTRATOR.............................122
         Section  9.10     MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR.......................122
         Section  9.11     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE........................................122
         Section  9.12     FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS;
                           REMIC ADMINISTRATION.................................................................124

                                                     ARTICLE X
                                                    Termination
         Section  10.01    TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR
                           LIQUIDATION OF THE MORTGAGE LOANS....................................................126
         Section  10.02    ADDITIONAL TERMINATION REQUIREMENTS..................................................129

                                                    ARTICLE XI
                                             Miscellaneous Provisions
         Section  11.01    INTENT OF PARTIES....................................................................130
         Section  11.02    AMENDMENT............................................................................130
         Section  11.03    RECORDATION OF AGREEMENT.............................................................131
         Section  11.04    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS...........................................131
         Section  11.05    ACTS OF CERTIFICATEHOLDERS...........................................................132
         Section  11.06    GOVERNING LAW........................................................................133
         Section  11.07    NOTICES..............................................................................133
         Section  11.08    SEVERABILITY OF PROVISIONS...........................................................133
         Section  11.09    SUCCESSORS AND ASSIGNS...............................................................134
         Section  11.10    ARTICLE AND SECTION HEADINGS.........................................................134
         Section  11.11    COUNTERPARTS.........................................................................134
         Section  11.12    NOTICE TO RATING AGENCIES............................................................134

                                                     EXHIBITS

Exhibit A-1               -    Form of Class A, Class X and Class I-PO Certificates
Exhibit A-2               -    Form of Class B Certificates
Exhibit A-3               -    Form of Class R Certificates
Exhibit B                 -    Mortgage Loan Schedule
Exhibit C                 -    [Reserved]
Exhibit D                 -    Request for Release of Documents
Exhibit E                 -    Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1               -    Form of Investment Letter


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



Exhibit F-2               -    Form of Rule 144A and Related Matters Certificate
Exhibit G                 -    Form of Custodial Agreement
Exhibit H-1 to H-14       -    Servicing Agreements and Sub-Master Servicing Agreements
Exhibit I                 -    Assignment Agreements
Exhibit J                 -    Mortgage Loan Purchase Agreement
Exhibit K                 -    Schedule of Foreclosure Restricted Loans
Exhibit L                 -    Schedule of Section 3.13 Loans

                         POOLING AND SERVICING AGREEMENT

         Pooling and Servicing Agreement dated as of June 1, 2003, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as seller (the "Seller"), Deutsche Bank National Trust Company, a a national banking association, not in its individual capacity but solely as trustee (the "Trustee"), Wells Fargo Bank Minnesota, National Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and EMC Mortgage Corporation ("EMC").

                              PRELIMINARY STATEMENT

         On or prior to the Closing Date, the Seller acquired the Mortgage Loans from EMC. On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         The Trustee on behalf of the Trust shall make an election (as directed in Section9.12(b)) for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated "regular interests" in such REMIC and the Class R-I Certificate will be designated the "residual interest" in such REMIC.

         The Trustee on behalf of the Trust shall make an election (as directed in Section 9.12(b)) for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated "regular interests" in such REMIC and the Class R-II Certificate will be designated the "residual interest" in such REMIC.

         The Trustee on behalf of the Trust shall make an election (as directed in Section 9.12(b)) for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Interests will be designated "regular interests" in such REMIC and the Class R-III Certificate will be designated the "residual interest" in such REMIC.

         The Trustee on behalf of the Trust shall make an election (as directed in Section 9.12(b)) for the assets constituting REMIC IV to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC IV Regular Certificates will be designated "regular interests" in such REMIC and the Class R-IV Certificate will be designated the "residual interest" in such REMIC.

         The Group I Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $131,709,507. The initial principal amount of the Group I Certificates (excluding the Class R-I Certificates) will not exceed such Outstanding Principal Balance. The Group II Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $42,656,438. The initial principal amount of the Group II Certificates (excluding the Class R-II, Class R-III and Class R-IV Certificates) will not exceed such Outstanding Principal Balance.

         In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Securities Administrator, EMC and the Trustee agree as follows:

                                    ARTICLE I
                                   Definitions

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         ABN AMRO: ABN AMRO Mortgage Group, Inc., or its successor in interest.

         ABN AMRO SERVICING AGREEMENT: The Servicing Agreement dated as of June 1, 2003 between EMC and ABN AMRO, attached hereto as Exhibit H-1, as modified by the related Assignment Agreement.

         ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x), or (z) as provided in the applicable Sub-Master Servicing Agreement, to the extent applicable to any Sub-Master Servicer, but in no event below the standard set forth in clause
(x).

         ACCOUNT: The Master Servicer Collection Account and the Protected Accounts as the context may require.

         ACCRUED CERTIFICATE INTEREST: For any Certificate (other than the Principal Only Certificates) for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount, or Notional Amount in the case of any Interest Only Certificate, of such Certificate immediately prior to such Distribution Date, on the basis of a 360-day year consisting of twelve 30-day months, less
(i) in the case of a Senior Certificate (other than the Principal Only Certificates), such Certificate's share of any Net Interest Shortfall from the related Mortgage Loans and, after the related Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans allocated thereto in accordance with Section 6.02(g) and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall from the related Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans allocated thereto in accordance with Section 6.02(j).

         ADDITIONAL MASTER SERVICING COMPENSATION: The meaning specified in
Section 3.14.

         AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

         AGGREGATE EXPENSE RATE: With respect to any Mortgage Loan, the sum of the Servicing Fee Rate, the Sub-Master Servicing Fee Rate and the Master Servicing Fee Rate.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         ALLIANCE: Alliance Mortgage Company, or its successor in interest.

         ALLIANCE SERVICING AGREEMENT: The Servicing Agreement, dated as of June 1, 2003 between EMC and Alliance, attached hereto as Exhibit H-2, as modified by the related Assignment Agreement.

         ALLOCABLE SHARE: With respect to each Class of Subordinate
Certificates:

         With respect to any Group I Subordinate Certificate:

         (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the definition of Group I Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

         (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iii) and (v) of the definition of Group I Subordinate Optimal Principal Amount, and as to each Class of Group I Subordinate Certificates (other than the Class of Group I Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Group I Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Group I Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Group I Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Group I Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

         With respect to any Group II Subordinate Certificate:

         (b) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the definition of Group II Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

         (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iii) and (v) of the definition of Group II Subordinate Optimal Principal Amount, and as to each Class of Group II Subordinate Certificates (other than the Class of Group II Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Group II Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Group II Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Group II Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

         APPLICABLE CREDIT RATING: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody's. For any short-term deposit or security, or a rating of A-l+ in the case of S&P or P-1 in the case of Moody's.

         APPLICABLE STATE LAW: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Seller, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         APPRAISED VALUE: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

         ASSIGNMENT AGREEMENTS: The Assignment, Assumption and Recognition Agreements attached hereto as Exhibit I, whereby the Servicing Agreements for the WF Servicers and Sub- Master Servicing Agreements were assigned to the Trustee for the benefit of the Certificateholders.

         ASSIGNMENT OF PROPRIETARY LEASE: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         AVERAGE LOSS SEVERITY: With respect to any period and each Loan Group, the fraction obtained by dividing (x) the aggregate amount of Realized Losses for the related Mortgage Loans for such period by (y) the number of related Mortgage Loans which had Realized Losses for such period.

         BOFA: Bank of America (in its own capacity and as successor to Nations Banc Mortgage Company), or its successor in interest.

         BOFA SERVICING AGREEMENT: The Master Mortgage Loan Sale and Servicing Agreement, dated as of October 1, 1996, between BofA and Morgan Stanley Capital, Inc., together with the Recognition Agreement, dated as of June 1, 2003 between EMC and BofA, each attached hereto as Exhibit H-3, as modified by the related Assignment Agreement.

         BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C.
ss.ss. 101-1330.

         BANKRUPTCY LOSS: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the applicable Servicer or Sub- Master Servicer to the Master Servicer.

         BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

         BPO: With respect to any Mortgage Loan, the current broker's price opinion. In calculating BPO value, a Standard BPO will be used if available. If not available, a Statistical BPO will be used. If neither are available, the Appraised Value of the Mortgaged Property will be used. If any BPO provides a range of values, the lowest value, know as the quick sale value, will be used to calculate the Current Loan-to-BPO Value Ratio.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, either Sub-Master Servicer, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

         CALENDAR QUARTER: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

         CASH FLOW LOAN: Any mortgage loan which was 60 days or more delinquent as of the Cut-off Date but which had made at least one Scheduled Payment in the last three months.

         CENDANT: Cendant Mortgage Corporation, or its successor in interest.

         CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund executed and authenticated by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2 and A-3 with the blanks therein appropriately completed.

         CERTIFICATE GROUP: The Group I-1 Senior Certificates, Group I-2 Senior Certificates, Group I Senior Certificates and Group II Senior Certificates, as applicable, and the Group I Subordinate

Certificates (to the extent such Certificates represent an interest in the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans) and Group II Subordinate Certificates (to the extent such Certificates represent an interest in the Group II Mortgage Loans).

         CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

         CERTIFICATEHOLDER: A Holder of a Certificate.

         CHASE: Chase Manhattan Mortgage Corporation, or its successor in interest.

         CITI: Citimortgage, Inc. (in its own capacity and as successor to First Nationwide Mortgage Corporation) or its successors in interest.

         CLASS: With respect to the Certificates, I-F1, I-S1, I-F2, I-S2, I-I1, I-I2, I-PO, II-A1, R-I, R-II, R-III, R-IV, I-B1, I-B2, I-B3, I-B4, I-B5, I-B6,
II-B1, II-B2, II-B3, II-B4, II-B5 and II-B6.

         CLASS I-PO CERTIFICATE CASH SHORTFALL: As defined in Section 6.01(a)(i)(G) hereof.

         CLASS I-PO CERTIFICATE DEFERRED AMOUNT: With respect to each Distribution Date, the aggregate of all amounts allocable on such Distribution Date to the Class I-PO Certificates in respect of the principal portion of Realized Losses on the Discount Mortgage Loans and any Class I-PO Certificate Cash Shortfall, and all amounts previously allocated in respect of such losses and such shortfall to the Class I-PO Certificates and not distributed on prior Distribution Dates. No interest shall accrue on any Class I-PO Certificate Deferred Amount.

         CLASS I-PO CERTIFICATE DEFERRED PAYMENT WRITEDOWN AMOUNT: Means, with respect to any Distribution Date and the Class I-PO Certificates, the amount distributed to the Class I-PO Certificates on such Distribution Date pursuant to priority SEVENTH under clause (A) of Section 6.01(a)(i) which amount will be allocated to the Class I-B6 Certificates, Class I-B5 Certificates, Class I-B4 Certificates, Class I-B3 Certificates, Class I-B2 Certificates and Class I-B1 Certificates, in that order, until the Current Principal Amount of each such class has been reduced to zero.

         CLASS I-PO CERTIFICATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date and the Class I-PO Certificates, means an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amount of the Class I-PO Certificates immediately prior to such Distribution Date):

                  (i) the applicable PO Percentage of the principal portion of all Scheduled Payments due on each Discount Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (iii) the applicable PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to each Discount Mortgage Loan;

                  (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan which became a Liquidated Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of
         (A) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Loan during the related Prepayment Period (other than the Discount Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

                  (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan which was repurchased by the Mortgage Loan Seller in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by the Mortgage Loan Seller with a Replacement Mortgage Loan pursuant to this Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such Replacement Mortgage Loan.

         CLASS PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Group I Subordinate Certificates or Group II Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Group I Subordinate Certificates or Group II Subordinate Certificates, respectively, subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Group I Mortgage Loans or Group II Mortgage Loans, respectively, as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

         CLASS R CERTIFICATES: The Class R-I, Class R-II, Class R-III and Class R-IV Certificates.

         CLOSING DATE: June 30, 2003.

         CODE: The Internal Revenue Code of 1986, as amended.

         COMPENSATING INTEREST PAYMENT: As defined in Section 6.06.

         COOPERATIVE: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         COOPERATIVE APARTMENT: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         COOPERATIVE LEASE: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         COOPERATIVE LOAN: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

         COOPERATIVE STOCK: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         COOPERATIVE STOCK CERTIFICATE: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration BS 03C1. For purposes of surrenders, transfers and exchanges only, the Corporate Trust Office shall be located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

         CORRESPONDING CERTIFICATE: With respect to each REMIC III Regular Interest set forth below, the Regular Certificate set forth in the table below:


                REMIC III REGULAR INTEREST       REGULAR CERTIFICATE
                           I-F1                      Class I-F1

                           I-F2                      Class I-F2
                           I-I1                      Class I-I1
                           I-PO                      Class I-PO
                          II-A1                      Class II-A1
                           R-IV                      Class R-IV

                           I-B1                      Class I-B1
                           I-B2                      Class I-B2
                           I-B3                      Class I-B3
                           I-B4                      Class I-B4
                           I-B5                      Class I-B5
                           I-B6                      Class I-B6
                          II-B1                      Class II-B1
                          II-B2                      Class II-B2
                          II-B3                      Class II-B3
                          II-B4                      Class II-B4
                          II-B5                      Class II-B5
                          II-B6                      Class II-B6

         COUNTRYWIDE: Countrywide Home Loans, Inc., or its successor in interest.

         CROSS-OVER DATE: The Group I Cross-Over Date or Group II Cross-Over Date, as applicable.

         CURRENT LOAN-TO-BPO VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan as of the Cut-off Date and the denominator of which is the current BPO, for the related Mortgaged Property.

         CURRENT LOAN-TO-ORIGINAL VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan as of the Cut-off Date and the denominator of which is the Original Value of the Mortgaged Property.

         CURRENT PRINCIPAL AMOUNT: With respect to any Certificate (other than an Interest Only Certificate) as of any Distribution Date, (x) the initial principal amount of such Certificate plus (y) in the case of any Group II Certificate, any Deferred Interest added to the Current Principal Amount thereof in accordance with Section 6.01(f), and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal,
(ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation, (iii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates and (iv) in the case of a Group I Subordinate Certificate, any Class I-PO Certificate Deferred Payment Writedown Amounts allocated to such Certificate on previous Distribution Dates. With respect to any Class of Certificates (other than an Interest Only Certificate), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-I, Class R-II, Class R-III and Class R-IV Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

         CUSTODIAL AGREEMENT: An agreement, dated as of the Closing Date among the Seller, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

         CUSTODIAN: Wells Fargo Bank Minnesota, National Association, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

         CUT-OFF DATE: June 1, 2003.

         CUT-OFF DATE BALANCE: $174,365,945.

         DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

         DEFERRED INTEREST: With respect to any Negative Amortization Mortgage Loan and any Distribution Date, the amount of accrued interest, if any, which was deferred and added to the Scheduled Principal Balance of such Negative Amortization Mortgage Loan under the terms of the Mortgage Note during the related Due Period.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

         DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

         DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

         DETERMINATION DATE: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

         DISCOUNT MORTGAGE LOAN: A Group I-1 Discount Mortgage Loan or Group I-2 Discount Mortgage Loan, as applicable.

         DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Deutsche Bank National Trust Company, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Structured Asset Mortgage Investments Trust, Mortgage Pass-Through Certificates, Series 2003-CL1 - Distribution Account." The Distribution Account shall be an Eligible Account.

         DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to each Distribution Date.

         DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

         DIVERTED AMOUNT: On any Distribution Date, an amount equal to any Special Hazard Loss allocated to the Group I Senior Certificates or Group II Senior Certificates, as applicable, for such date pursuant to Section 6.02(e).

         DTC CUSTODIAN: Deutsche Bank National Trust Company, or its successors in interest as custodian for the Depository.

         DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

         DUE PERIOD: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs or such other period specified in the related Servicing Agreement.

         ELIGIBLE ACCOUNT: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

         EMC: EMC Mortgage Corporation.

         EMC SERVICING AGREEMENT: The Servicing Agreement, dated as of June 1, 2003 between EMC and the Seller, attached hereto as Exhibit H-4, as modified by the related Assignment Agreement.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: An event of default described in Section 8.01.

         EXCESS LIQUIDATION PROCEEDS: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

         FANNIE MAE: Federal National Mortgage Association or any successor thereto.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FINAL CERTIFICATION: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

         FORECLOSURE RESTRICTED LOAN: Any Mortgage Loan (other than a Cash Flow
Loan) which was 60 days or more delinquent as of the Cut-Off Date, as indicated on the schedule attached hereto as Exhibit K.

         FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount, or Notional Amount in the case of the Interest Only Certificates, of such Certificate and the denominator of which is the Current Principal Amount, or Notional Amount in the case of the Interest Only Certificates, of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by
(i) a Residual Certificate will be deemed to equal 0.25%, (ii) an Interest Only Certificate will be deemed to equal 1.0% multiplied by a fraction, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the aggregate Notional Amount of such respective Class and (iii) a Certificate of any other Class will be deemed to equal 95.00% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all the Certificates; provided, however, the percentage in clause
(iii) above shall be increased by 1.0% upon the retirement of each Class of Interest Only Certificates.

         FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

         GE CAPITAL: GE Capital Mortgage Services, or its successor in interest.

         GE CAPITAL SERVICING AGREEMENT: The Seller's Warranties and Servicing Agreement, dated as of March 27, 1998 between GE Capital and Hanover Capital Mortgage Holdings, Inc., together with the Recognition Agreement, dated as of June 30, 2003 between EMC and GE Capital, each attached hereto as Exhibit H-5, as modified by the related Assignment Agreement.

         GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         GMAC: GMAC Mortgage Corporation, or its successor in interest.

         GREENPOINT: GreenPoint Mortgage Funding, Inc. (as successor to Headlands Mortgage Company), or its successor in interest.

         GREENPOINT SERVICING AGREEMENT: The Letter Agreement, dated June 1, 2003 between EMC and GreenPoint, pursuant to which GreenPoint agreed to service its Mortgage Loans in accordance with the terms of the Servicing Agreement, dated as of June 1, 2003, between EMC and the Seller, attached hereto as Exhibit H-6.

         GROSS MARGIN: As to each Group II Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

         GROUP I AVAILABLE FUNDS: An amount equal to the sum of (a) Group I-1 Available Funds and (b) Group I-2 Available Funds.

         GROUP I CERTIFICATES: The Class I-F1, Class I-S1, Class I-F2, Class I-S2, Class I-I1, Class I-I2, Class I-PO, Class R-I, Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5 and Class I-B6 Certificates.

         GROUP I CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Group I Subordinate Certificates has been reduced to zero (after giving effect to all distributions on such Distribution Date).

         GROUP I CUT-OFF DATE BALANCE: $131,709,507.

         GROUP I LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02(d) hereof.

         GROUP I MORTGAGE LOANS: The Group I-1 Mortgage Loans and Group I-2 Mortgage Loans, collectively.

         GROUP I OFFERED SUBORDINATE CERTIFICATES: The Class I-B1, Class I-B2 and Class I-B3 Certificates.

         GROUP I OPTIONAL TERMINATION DATE: The Distribution Date on which the aggregate Scheduled Principal Balance of the Group I Mortgage Loans is less than 1% of the Group I Cut-off Date Balance.

         GROUP I SENIOR CERTIFICATES: The Class I-F1, Class I-S1, Class I-F2, Class I-S2, Class I-I1, Class I-I2, Class I-PO and Class R-I Certificates.

         GROUP I SENIOR PERCENTAGE: The Group I-1 Senior Percentage or Group I-2 Senior Percentage, as applicable.

         GROUP I SENIOR PREPAYMENT PERCENTAGE: The Group I-1 Senior Prepayment Percentage or Group I-2 Senior Prepayment Percentage, as applicable.

         GROUP I SUBORDINATE CERTIFICATES: The Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5 and Class I-B6 Certificates.

         GROUP I SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date and the Group I Subordinate Certificates, an amount equal to the sum, without duplication, of the following for the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans (but in no event greater than the aggregate Current Principal Amount of the Group I Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the applicable Group I Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Group I Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

                  (iii) the applicable Group I Subordinate Prepayment Percentage of the applicable Non-PO Percentage of each Principal Prepayment in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group;

                  (iv) the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group over (b) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of the related definitions of Group I-1 Senior Optimal Principal Amount, Group I-2 Senior Optimal Principal Amount and Class I-PO Certificate Principal Distribution Amount on such Distribution Date;

                  (v) the applicable Group I Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Mortgage Loan Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                  (vi) on the Distribution Date on which the Current Principal Amounts of the Group I-1 Senior Certificates (other than the Class I-S11 Certificates) or Group I-2 Senior Certificates (other than the Class I-S2 Certificates) have all been reduced to zero, 100% of the related Group I-1 Senior Optimal Principal Amount or Group I-2 Senior Optimal Principal Amount, as applicable. After the aggregate Current Principal Amount of the Subordinate Certificates of Loan Group I-1 or Loan Group I-2 have been reduced to zero, the Group I Subordinate Optimal Principal Amount for such Loan Group shall be zero.

         GROUP I SUBORDINATE PERCENTAGE: The Group I-1 Subordinate Percentage or Group I-2 Subordinate Percentage, as applicable.

         GROUP I SUBORDINATE PREPAYMENT PERCENTAGE: The Group I-1 Subordinate Prepayment Percentage or Group I-2 Subordinate Prepayment Percentage, as applicable.

         GROUP I-1 AVAILABLE FUNDS, GROUP I-2 AVAILABLE FUNDS AND GROUP II AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in the related Loan Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicers or the Master Servicer with respect to such Distribution Date and (c) any reimbursed amount in connection with losses on investments of deposits in an account, except:

                  (i) all payments that were due on or before the Cut-off Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v) amounts representing Monthly Advances determined to be Nonrecoverable Advances;

                  (vi) any investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account and amounts permitted to be withdrawn from the Master Servicer Collection Account and the Distribution Account pursuant to this Agreement;

                  (vii) amounts needed to pay the Servicing Fees, the Sub-Master Servicing Fees and the Master Servicing Fees and to reimburse any Servicer, either Sub-Master Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement, Sub-Master Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer, such Sub-Master Servicer or the Master Servicer;

                  (viii) to pay any fees with respect to any lender-paid primary mortgage insurance policy; and

                  (ix) any expenses or other amounts reimbursable to the Trustee, the Securities Administrator and the Custodian pursuant to Sections 2.01(b), 4.05(a), 7.04(c), 9.05 or 10.01(a).

         In addition, on each Distribution Date, the Group I-1 Available Funds, Group I-2 Available or Group II Available Funds shall be increased or decreased, as applicable, by any Diverted Amount allocated thereto pursuant to Section 6.02(e).

         GROUP I-1 DISCOUNT MORTGAGE LOAN: Any Mortgage Loan in Group I-1 with a Net Rate less than 8.00%.

         GROUP I-1 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP I-1 NON-DISCOUNT MORTGAGE LOAN: Any Mortgage Loan in Group I-1 with a Net Rate equal to or greater than 8.00%.

         GROUP I-1 SENIOR CERTIFICATES: The Class I-F1 Certificates and Class I-S1 Certificates.

         GROUP I-1 SENIOR OPTIMAL PRINCIPAL AMOUNT AND GROUP I-2 SENIOR OPTIMAL PRINCIPAL AMOUNT: With respect to each Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Group I-1 and Group I-2 Senior Certificates, as applicable, immediately prior to such Distribution Date):

                  (i) the applicable Group I Senior Percentage of the applicable Non-PO Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Group I Senior Prepayment Percentage of the applicable Non- PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

                  (iii) the applicable Group I Senior Prepayment Percentage of the applicable Non- PO Percentage of all Principal Prepayments in part received by the Master Servicer during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group;

                  (iv) the lesser of (a) the applicable Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of
         (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Loan Group purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary

         Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Group I Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Loan Group that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise;

                  (v) the applicable Group I Senior Prepayment Percentage of the applicable Non- PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by the Mortgage Loan Seller in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Mortgage Loan Seller with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such substitute Mortgage Loan; and

                  (vi) any Diverted Amount allocated to the Group I-1 Senior Optimal Principal Amount or Group I-2 Senior Optimal Principal Amount, as applicable for such Distribution Date;

         MINUS

                  (vii) any Diverted Amount from the Group I-1 Senior Optimal Principal Amount or Group I-2 Senior Optimal Principal Amount, as applicable, for such Distribution Date.

         GROUP I-1 SENIOR PERCENTAGE: Initially, 96.93%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group I-1 Senior Certificates (other than the Interest Only Certificates) immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans (other than the PO Percentage of the Group I-1 Discount Mortgage Loans) as of the beginning of the related Due Period.

         GROUP I-1 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)             Group 1 Senior Prepayment Percentage
--------------------------------------------------------------------------------
July 25, 2003 - June 25, 2008        100%
July 25, 2008 - June 25, 2009        Group I-1 Senior Percentage plus 70% of the
                                     Group I-1 Subordinate Percentage
July 25, 2009 - June 25, 2010        Group I-1 Senior Percentage plus 60% of the
                                     Group I-1 Subordinate Percentage
July 25, 2010 - June 25, 2011        Group I-1 Senior Percentage plus 40% of the
                                     Group I-1 Subordinate Percentage
July 25, 2011 - June 25, 2012        Group I-1 Senior Percentage plus 20% of the
                                     Group I-1 Subordinate Percentage
July 25, 2012 and thereafter         Group I-1 Senior Percentage

         In addition, no reduction of the Group I-1 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Group I Mortgage Loans in foreclosure and Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Group I Mortgage Loans do not exceed (a) 30% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2008 and June 2009, (b) 35% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2009 and June 2010, (c) 40% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2010 and June 2011, (d) 45% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2011 and June 2012, and (e) 50% of the Original group I Subordinate Principal Balance if such Distribution Date occurs during or after July 2012.

         Notwithstanding the foregoing, if on any Distribution Date the Group I-1 Senior Percentage exceeds the Group I-1 Senior Percentage as of the Cut-Off Date, the Group I-1 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group I-1 Senior Certificates are reduced to zero, the Group I-1 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP I-1 SUBORDINATE AMOUNT: On any date of determination, the excess of the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans (other than the PO Percentage of the Group I-1 Discount Mortgage Loans) as of such date over the aggregate Principal Balance of the Group I-1 Senior Certificates then outstanding.

         GROUP I-1 SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group I-1 Senior Percentage.

         GROUP I-1 SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group I-1 Mortgage Loans, on any Distribution Date, 100% minus the Group I-1 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group I-1 Senior Certificates (other than the Interest Only Certificates) have each been reduced to zero, if (a) the weighted average of the Group I Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Group I Subordinate Percentages and (b) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 100%, the Group I-1 Subordinate Prepayment Percentage will equal 100%. If the test set forth in the preceding sentence is not satisfied on any Distribution Date after the Current Principal Amount of the Group I-1 Senior Certificates have each been reduced to zero, then the Group I-1 Subordinate Prepayment Percentage will equal zero for such Distribution Date.

         GROUP I-2 DISCOUNT MORTGAGE LOAN: Any Mortgage Loan in Group I-2 with a Net Rate less than 7.50%.

         GROUP I-2 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP I-2 NON-DISCOUNT MORTGAGE LOAN: Any Mortgage Loan in Group I-2 with a Net Rate equal to or greater than 7.50%.

         GROUP I-2 SENIOR CERTIFICATES: The Class I-F2, Class I-S2 Certificates and Class R-I Certificates.

         GROUP I-2 SENIOR PERCENTAGE: Initially, 96.92%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group I-2 Senior Certificates (other than the Interest Only Certificates) immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group I-2 Mortgage Loans (other than the PO Percentage of the Group I-2 Discount Mortgage Loans) as of the beginning of the related Due Period.

         GROUP I-2 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)            Group 1 Senior Prepayment Percentage
-------------------------------------------------------------------------------
July 25, 2003 - June 25, 2008       100%
July 25, 2008 - June 25, 2009       Group I-2 Senior Percentage plus 70% of the
                                    Group I-2 Subordinate Percentage
July 25, 2009 - June 25, 2010       Group I-2 Senior Percentage plus 60% of the
                                    Group I-2 Subordinate Percentage
July 25, 2010 - June 25, 2011       Group I-2 Senior Percentage plus 40% of the
                                    Group I-2 Subordinate Percentage
July 25, 2011 - June 25, 2012       Group I-2 Senior Percentage plus 20% of the
                                    Group I-2 Subordinate Percentage
July 25, 2012 and thereafter        Group I-2 Senior Percentage

         In addition, no reduction of the Group I-2 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Group I Mortgage Loans do not exceed (a) 30% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2008 and June 2009, (b) 35% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2009 and June 2010, (c) 40% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2010 and June 2011, (d) 45% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including July 2011 and June 2012, and (e) 50% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs during or after July 2012.

         Notwithstanding the foregoing, if on any Distribution Date the Group I-2 Senior Percentage exceeds the Group I-2 Senior Percentage as of the Cut-Off Date, the Group I-2 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group I-2 Senior Certificates are reduced to zero, the Group I-2 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP I-2 SUBORDINATE AMOUNT: On any date of determination, the excess of the aggregate Scheduled Principal Balance of the Group I-2 Mortgage Loans (other than the PO Percentage of the Group I-2 Discount Mortgage Loans) as of such date over the aggregate Principal Balance of the Group I-2 Senior Certificates then outstanding.

         GROUP I-2 SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group I-2 Senior Percentage.

         GROUP I-2 SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group I-2 Mortgage Loans, on any Distribution Date, 100% minus the Group I-2 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group I-2 Senior Certificates have each been reduced to zero, if (a) the weighted average of the Group I Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Group I Subordinate Percentages and (b) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 100%, the Group I-2 Subordinate Prepayment Percentage will equal 100%. If the test set forth in the preceding sentence is not satisfied on any Distribution Date after the Current Principal Amount of the Group I-2 Senior Certificates have each been reduced to zero, then the Group I-2 Subordinate Prepayment Percentage will equal zero for such Distribution Date.

         GROUP II CERTIFICATES: The Class II-A1, Class R-II, Class R-III, Class R-IV, Class II-B1, Class II-B2, Class II-B3, Class II-B4, Class II-B5 and Class II-B6 Certificates.

         GROUP II CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Group II Subordinate Certificates has been reduced to zero (after giving effect to all distributions on such Distribution Date).

         GROUP II CUT-OFF DATE BALANCE: $42,656,438.

         GROUP II LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02(d) hereof.

         GROUP II MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP II OFFERED SUBORDINATE CERTIFICATES: The Class II-B1, Class II-B2 and Class II-B3 Certificates.

         GROUP II OPTIONAL TERMINATION DATE: The Distribution Date on which the aggregate Scheduled Principal Balance of the Group II Mortgage Loans is less than 5% of the Group II Cut-off Date Balance.

         GROUP II SENIOR CERTIFICATES: The Class II-A1 Certificates, Class R-II, Class R-III and Class R-IV Certificates.

         GROUP II SENIOR OPTIMAL PRINCIPAL AMOUNT: With respect to each Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Group II Senior Certificates immediately prior to such Distribution
Date):

                  (i) the Group II Senior Percentage of the principal portion of all Scheduled Payments due on each Outstanding Group II Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the Group II Senior Prepayment Percentage of the Scheduled Principal Balance of each Group II Mortgage Loan which was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

                  (iii) the Group II Senior Prepayment Percentage of all Principal Prepayments in part received by the Master Servicer during the related Prepayment Period with respect to each Group II Mortgage Loan;

                  (iv) the lesser of (a) the Group II Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Group II Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Group II Mortgage Loan purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the Group II Senior Percentage of the sum of (A) the Scheduled Principal Balance of each Group II Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Group II Mortgage Loan that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise;

                  (v) the Group II Senior Prepayment Percentage of the sum of
         (a) the Scheduled Principal Balance of each Group II Mortgage Loan which was repurchased by the Mortgage Loan Seller in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Group II Mortgage Loan that has been replaced by the Mortgage Loan Seller with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such substitute Mortgage Loan;

                  (vi) any Diverted Amount allocated to the Group II Senior Optimal Principal Amount for such Distribution Date;

         MINUS

                  (vii) any Diverted Amount from the Group II Senior Optimal Principal Amount for such Distribution Date.

         GROUP II SENIOR PERCENTAGE: Initially, 97.20%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group II Senior Certificates immediately preceding such

Distribution Date by the aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period.

         GROUP II SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)           Group 2 Senior Prepayment Percentage
-----------------------------------------------------------------------------
July 25, 2003 - June 25, 2010      100%
July 25, 2010 - June 25, 2011      Group II Senior Percentage plus 70% of the
                                   Group II Subordinate Percentage
July 25, 2011 - June 25, 2012      Group II Senior Percentage plus 60% of the
                                   Group II Subordinate Percentage
July 25, 2012 - June 25, 2013      Group II Senior Percentage plus 40% of the
                                   Group II Subordinate Percentage
July 25, 2013 - June 25, 2014      Group II Senior Percentage plus 20% of the
                                   Group II Subordinate Percentage
July 25, 2014 and thereafter       Group II Senior Percentage

         In addition, no reduction of the Group II Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group II Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Group II Mortgage Loans do not exceed (a) 30% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including July 2010 and June 2011, (b) 35% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including July 2011 and June 2012, (c) 40% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including July 2012 and June 2013, (d) 45% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including July 2013 and June 2014, and (e) 50% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs during or after July 2014.

         In addition, if on any Distribution Date the Group II Subordinate Percentage is equal to or greater than two times the initial Group II Subordinate Percentage, and (a) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date in July 2006 cumulative Realized Losses on the Group II Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the Distribution Date in July 2006 cumulative Realized Losses on the Group II Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Original Group I Subordinate

Principal Balance, then, the Group II Senior Prepayment Percentage for such Distribution Date will equal the Group II Senior Percentage; provided, however, if on such Distribution Date the Group II Subordinate Percentage is equal to or greater than two times the initial Group II Subordinate Percentage on or prior to the Distribution Date occurring in July 2006 and the above delinquency and loss tests are met, then the Group II Senior Prepayment Percentage for such Distribution Date will equal the Group II Senior Percentage plus 50% of the Group II Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group II Senior Percentage exceeds the Group II Senior Percentage as of the Cut-Off Date, the Group II Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group II Senior Certificates are reduced to zero, the Group II Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP II SUBORDINATE CERTIFICATES: The Class II-B1, Class II-B2, Class II-B3, Class II-B4, Class II-B5 and Class II-B6 Certificates.

         GROUP II SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date and the Group II Subordinate Certificates, an amount equal to the sum, without duplication, of the following for the Group II Mortgage Loans (but in no event greater than the aggregate Current Principal Amount of the Group II Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the Group II Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in Loan Group II on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the Group II Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Group II Mortgage Loan that was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

                  (iii) the Group II Subordinate Prepayment Percentage of each Principal Prepayment in part received during the related Prepayment Period with respect to each Group II Mortgage Loan;

                  (iv) the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Loan Group II over (b) the sum of the amounts distributable to the Group II Senior Certificates pursuant to clause (iv) of the definition of Group II Senior Optimal Principal Amount on such Distribution Date;

                  (v) the Group II Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Group II Mortgage Loan which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Group II Mortgage Loan that has been replaced by the Mortgage Loan Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                  (vi) on the Distribution Date on which the Current Principal Amounts of the Group II Senior Certificates have all been reduced to zero, 100% of the related Group II Senior Optimal Principal Amount. After the aggregate Current Principal Amount of the Group II Subordinate Certificates has been reduced to zero, the Group II Subordinate Optimal Principal Amount shall be zero.

         GROUP II SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group II Senior Percentage.

         GROUP II SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group II Mortgage Loans, on any Distribution Date, 100% minus the Group II Senior Prepayment Percentage.

         HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         IMPAC: Impac Funding Corporation, or its successor in interest.

         IMPAC SERVICERS: HomeComing Financial and Wendover Funding, Inc.

         IMPAC SERVICING AGREEMENTS: The servicing agreements pursuant to which each of the Impac Servicers service their respective Mortgage Loans.

         IMPAC SUB-MASTER SERVICING AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of January 26, 2003, as between EMC and Impac; provided, that to the extent that any provision of this agreement makes reference to the servicing standards set forth in the Impac Sub-Master Servicing Agreement, such reference shall be deemed to be to the servicing standards set forth in the Pooling and Servicing Agreement, dated as of February 1, 2003 among Impac Secured Assets Corp., Impac Funding Corporation and Deutsche Bank National Trust Company, attached hereto as Exhibit H-7, as modified by the related Assignment Agreement.

         INDEMNIFIED PERSONS: The Trustee, the Master Servicer, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

         INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Affiliate of the Seller or the Master Servicer and (c) is not connected with the Seller or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDEX: The index, if any, specified in a Mortgage Note for a Group II Mortgage Loan by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

         INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         INITIAL CERTIFICATION: The certification substantially in the form of Exhibit One to the Custodial Agreement.

         INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

         INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

         INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

         INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, and each Class of Certificates (other than the Group I-1 Senior Certificates and Group I-2 Senior Certificates), the calendar month preceding the month in which such Distribution Date occurs. With respect to each Distribution Date, and the Group I-1 Senior Certificates and Group I-2 Senior Certificates, the period from and including the 25th day of the calendar month preceding the month in which the Distribution Date occurs to and including the 24th day of the calendar month in which such Distribution Date occurs.

         INTEREST ADJUSTMENT DATE: With respect to a Group II Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

         INTEREST DETERMINATION DATE: With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

         INTEREST ONLY CERTIFICATES: The Class I-S1, Class I-S2, Class I-I1 and Class I-I2 Certificates.

         INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment, constitutes a Relief

Act Mortgage Loan or for which accrued interest was deferred and added to the Scheduled Principal Balance of such Mortgage Loan, an amount determined as follows:

         (a) Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

         (b) Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

         (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act; and

         (d) Negative Amortization Loans: As to any Negative Amortization Loan, the amount of Deferred Interest for the related Due Period.

         INTERIM CERTIFICATION: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

         INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

         LIBERTY: Liberty Savings Bank, FSB, or its successor in interest.

         LIBERTY SERVICING AGREEMENT: The Servicing Agreement, dated as of January 1, 1999, as between Hanover Mortgage Holdings, Inc. and Hanover Capital Mortgage Corporation, together with the Recognition Agreement, dated as of June 1, 2003 between EMC and Liberty, each attached hereto as Exhibit H-8, as modified by the related Assignment Agreement.

         LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

         LIBOR BUSINESS DAY: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England and New York City are required or authorized to by law to be closed.

         LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the related Servicer, Sub-Master Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer, the related Sub-Master Servicer or the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer, the related Sub-Master Servicer or the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

         LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

         LOAN GROUP: Loan Group I-1, Loan Group I-2, Loan Group I or Loan Group II, as applicable.

         LOAN GROUP I: Loan Group I-1 and Loan Group I-2, collectively.

         LOAN GROUP I-1: The group of Mortgage Loans designated as belonging to Loan Group I-1 on the Mortgage Loan Schedule.

         LOAN GROUP I-2: The group of Mortgage Loans designated as belonging to Loan Group I-2 on the Mortgage Loan Schedule.

         LOAN GROUP II: The group of Mortgage Loans designated as belonging to Loan Group II on the Mortgage Loan Schedule.

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan (i) for which a Standard BPO or Statistical BPO was performed, the Current Loan-to-BPO Value Ratio and (ii) for which a Standard BPO or Statistical BPO was not performed, the Current Loan-to-Original Value Ratio.

         LOSS ALLOCATION LIMITATION: The Group I Loss Allocation Limitation or the Group II Loss Allocation Limitation, as applicable.

         LOST NOTES: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

         MASTER SERVICER: As of the Closing Date, Wells Fargo Bank Minnesota, National Association and, thereafter, its respective successors in interest who meet the qualifications of the Servicing Agreements and this Agreement.

         MASTER SERVICER CERTIFICATION: A written certification, addressed to the Seller or an Affiliate of the Seller that is executing any Form 10-K, covering the Mortgage Loans serviced by the WF Servicers and sub-master serviced by Universal, signed by an officer of the Master Servicer, that otherwise complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause
(ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

         MASTER SERVICER COLLECTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Deutsche Bank National Trust Company, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Structured Asset Mortgage Investments Trust, Mortgage Pass-Through Certificates, Series 2003-CL1 - Master Servicer Collection Account." The Master Servicer Collection Account shall be an Eligible Account.

         MASTER SERVICING COMPENSATION: For any Distribution Date, the sum of the Master Servicing Fee and the Additional Master Servicing Compensation for such Distribution Date.

         MASTER SERVICING FEE: As to each Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Master Servicing Fee Rate.

         MASTER SERVICING FEE RATE: As to each Mortgage Loan, 0.01% per annum.

         MAXIMUM LIFETIME MORTGAGE RATE: With respect to any Group II Mortgage Loan, the maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MFB: MFB Financial, or its successor in interest.

         MFB SERVICING AGREEMENT: The Mortgage Loan Sale and Servicing Agreement, dated as of May 29, 1998, as between Hanover Capital Mortgage Holdings, Inc. and MFB, together with the Recognition Agreement, dated as of June 1, 2003 between EMC and MFB, each attached hereto as Exhibit H-9, as modified by the related Assignment Agreement.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MINIMUM LIFETIME MORTGAGE RATE: With respect to any Group II Mortgage Loan, the minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

         MONTHLY ADVANCE: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement, the applicable Sub-Master Servicer pursuant to the related Sub-Master Servicing Agreement or the Master Servicer pursuant to Section 6.05.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule (which shall include, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of June 30, 2003, between EMC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

         MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

         MORTGAGE LOAN SELLER: EMC Mortgage Corporation, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

         MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

         MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property, or, in the case of a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

         MORTGAGOR: The obligor on a Mortgage Note.

         NEGATIVE AMORTIZATION MORTGAGE LOAN: Any Mortgage Loan which provides for Deferred Interest.

         NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the related Servicer, the related Sub- Master Servicer or the Master Servicer in accordance with the related Servicing Agreement, the related Sub-Master Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer, the related Sub-Master Servicer or the Master Servicer and Monthly Advances.

         NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Aggregate Expense Rate (expressed as a per annum rate).

         NON-DISCOUNT MORTGAGE LOAN: A Group I-1 Non-Discount Mortgage Loan or Group I-2 Non- Discount Mortgage Loan.

         NON-PO PERCENTAGE: Shall mean, with respect to each (i) Group I-1 Discount Mortgage Loan, the Net Rate thereof divided by 8.00%, (ii) Group I-2 Discount Mortgage Loan, the Net Rate thereof divided by 7.50% and (iii) Non-Discount Mortgage Loan, 100%.

         NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer), the applicable Sub-Master Servicer or the applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee, the applicable Sub-Master Servicer or the applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer), the applicable Sub- Master Servicer or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

         NOTIONAL AMOUNT: The Notional Amount of the Class I-S1 Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class I-A-1 Certificates. For federal income tax purposes, however, the notional amount of the Class I-S1 Certificates is the Uncertificated Principal Balance of REMIC III Regular Interest I-F1. The Notional Amount of the Class I-S2 Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class I-F2 Certificates. For federal income tax purposes, however, the notional amount of the Class I-S2 Certificates is the Uncertificated Principal Balance of REMIC III Regular Interest I-F2. The Notional Amount of the Class I-I1 Certificates, as of any date of determination, is equal to the Scheduled Principal Balance of the Group I Mortgage Loans. For federal income tax purposes, however, the Class I-I1 Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest I-I1. The Notional Amount of the Class I-I2 Certificates, as of any date of determination, is equal to the aggregate Current Principal Amount of the Class I-B1, Class I-B2 and Class I-B3 Certificates. For federal income tax purposes, however, the Notional Amount of the Class I-I2 Certificates will equal the aggregate Uncertificated Principal Balance or REMIC III Regular Interests I-B2, I-B2 and I-B2.

         OFFERED CERTIFICATE: Any Senior Certificate or Offered Subordinate Certificate.

         OFFERED SUBORDINATE CERTIFICATES: The Group I Offered Subordinate Certificates and the Group II Offered Subordinate Certificates.

         OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Seller, as applicable, and delivered to the Trustee, as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable, and in form and substance satisactory, to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for EMC, the Master Servicer or the Seller.

         ORIGINAL GROUP SUBORDINATE PRINCIPAL BALANCE: The Original Group I Subordinate Principal Balance or Original Group II Subordinate Principal Balance.

         ORIGINAL GROUP I SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Group I Subordinate Certificates as of the Closing Date.

         ORIGINAL GROUP II SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Group II Subordinate Certificates as of the Closing Date.

         ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Seller.

         OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

         OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

         PASS-THROUGH RATE: As to each Class of Certificates and the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests, the rate of interest determined as provided with respect thereto, in Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

         PERIODIC RATE CAP: With respect to each Group II Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

         PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short- term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                  (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

                  (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

         PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

         PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PHYSICAL CERTIFICATES: The Residual Certificates and the Private Certificates.

         PO PERCENTAGE: Shall mean, with respect to each (i) Group I-1 Discount Mortgage Loan, the fraction, expressed as a percentage, equal to 8.00% minus the Net Rate thereof divided by 8.00% and (ii) Group I-2 Discount Mortgage Loan, the fraction, expressed as a percentage, equal to 7.50% minus the Net Rate thereof divided by 7.50%. The PO Percentage of any Non-Discount Mortgage Loan shall be zero.

         PREPAYMENT CHARGE: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

         PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

         PRIME WEST: Prime West Mortgage Corporation, or its successor in interest.

         PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

         PRIVATE CERTIFICATES: Any Class I-B4, Class I-B5, Class I-B6, Class II-B4, Class II-B5 or Class II-B6 Certificate.

         PROTECTED ACCOUNT: An account established and maintained for the benefit of Certificateholders by each Servicer and each Sub-Master Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements and Sub-Master Servicing Agreements.

         QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

         QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

         RATING AGENCIES: Moody's and S&P.

         REALIZED LOSS: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgage Property.

         RECORD DATE: With respect to any Distribution Date and each Class of Certificates (other than the Class I-F1, Class I-S1, Class I-F2 and Class I-S2 Certificates), the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date. With respect to each Distribution Date and the Class I-F1, Class I-S1, Class I-F2 and Class I-S2 Certificates, so long as the Class I-F1, Class I-S1, Class I-F2 and Class I-S2 Certificates are Book-Entry Certificates, the Business Day immediately preceding such Distribution Date and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

         REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

         RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state law.

         RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

         REMIC: A real estate mortgage investment conduit, as defined in the Code.

         REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Group I Mortgage Loans, (ii) the portion of the Master Servicer Collection Account relating to the Group I Mortgage Loans, (iii) any REO Property relating to the Group I Mortgage Loans, (iv) the rights with respect to any related Servicing Agreement or Sub-Master Servicing Agreement,
(v) the rights with respect to any related Assignment Agreement and (vi) any proceeds of the foregoing.

         REMIC I INTERESTS: The REMIC I Regular Interests and the Class R-I Certificates.

         REMIC I REGULAR INTERESTS: The REMIC I Regular Interests, with such terms as described in Section 5.01(c).

         REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation "sub," equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the Current Principal Amount of the Senior Certificates in the related Group.

         REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Group II Mortgage Loans, (ii) the portion of the Master Servicer Collection

Account relating to the Group II Mortgage Loans, (iii) any REO Property relating to the Group II Mortgage Loans, (iv) the rights with respect to any related Servicing Agreement or Sub-Master Servicing Agreement, (v) the rights with respect to any related Assignment Agreement and (vi) any proceeds of the foregoing.

         REMIC II INTERESTS: The REMIC II Regular Interests and the Class R-II Certificates.

         REMIC II REGULAR INTERESTS: As defined in Section 5.01(c).

         REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I and REMIC II Regular Interests.

         REMIC III INTERESTS: The REMIC III Regular Interests and the Class R-III Certificates.

         REMIC III REGULAR INTERESTS: As defined in Section 5.01(c).

         REMIC IV: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC III Regular Interests.

         REMIC IV INTERESTS: The REMIC IV Regular Certificates and the Class R-IV Certificates.

         REMIC IV REGULAR CERTIFICATES: As defined in Section 5.01(c).

         REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

         REMIC PROVISIONS: The provisions of the federal income tax law relating to the REMIC, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or Article II of this Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the Mortgage Loan, to the applicable Sub-Master Servicer or to the Master

Servicer and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws.

         REPURCHASE PROCEEDS: the Repurchase Price in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

         REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         RESIDUAL CERTIFICATES: Any of the Class R Certificates.

         RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any vice president, assistant vice president, associate, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred because of such officer's knowledge of and familiarity with the particular subject.

         RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

         SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

         SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the sum of (a) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and (b) with respect to any Negative Amortization Mortgage Loan, any Deferred Interest added to the principal balance of such Mortgage Loan during the related Due Period or any previous Due Periods, and less (ii) any Principal

Prepayments (including the principal portion of Net Liquidation
Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SECURITIES ADMINISTRATOR: Wells Fargo Bank Minnesota, National Association, or its successor in interest, or any successor securities administrator appointed as herein provided.

         SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED [in the case of a Residual Certificate or a Private Certificate] UNLESS THE OPINION OF COUNSEL REQUIRED BY SECTION 5.07 OF THE POOLING AND SERVICING AGREEMENT IS PROVIDED [in the case of the Class I-B6 Certificates and Class II-B6 Certificates]:, UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SUB-MASTER SERVICER, ANY

SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR [in the case of the Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5, Class II- B1, Class II-B2, Class II-B3, Class II-B4 and Class II-B5 Certificates] UNLESS EITHER (I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS", (II) (1) IT IS AN INSURANCE COMPANY, (2)THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED."

         SECURITY AGREEMENT: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SELLER: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

         SENIOR CERTIFICATES: The Group I-1 Senior Certificates, Group I-2 Senior Certificates, Group I Senior Certificates or Group II Senior Certificates.

         SENIOR OPTIMAL PRINCIPAL AMOUNT: The Group I-1 Senior Optimal Principal Amount, Group I-2 Senior Optimal Principal Amount or Group II Senior Optimal Principal Amount.

         SENIOR PERCENTAGE: The Group I-1 Senior Percentage, Group I-2 Senior Percentage or Group II Senior Percentage.

         SENIOR PREPAYMENT PERCENTAGE: The Group I-1 Senior Prepayment Percentage, Group I-2 Senior Prepayment Percentage or Group II Senior Prepayment Percentage.

         SERVICER: With respect to each Mortgage Loan, ABN AMRO, Alliance, BofA, Cendant, Chase, CitiMortgage, Countrywide, EMC, GE Capital, GMAC, GreenPoint, HomeComing, Liberty, MFB, Prime West, Sky Bank, Union Planters, WMBFA, WFHM and Wendover.

         SERVICER REMITTANCE DATE: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement or, in the case of a Mortgage Loan which is being sub-master serviced, the related Sub-Master Servicing Agreement.

         SERVICING AGREEMENTS: The ABN AMRO Servicing Agreement, Alliance Servicing Agreement, BofA Servicing Agreement, EMC Servicing Agreement, GE Capital Servicing Agreement, GreenPoint Servicing Agreement, Impac Servicing Agreements, Liberty Servicing Agreement, MFB Servicing Agreement, Sky Bank Servicing Agreement, Union Planters Servicing

Agreement, Universal Servicing Agreements, WMBFA Servicing Agreement and WFHM Servicing Agreement.

         SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate.

         SERVICING FEE RATE: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

         SERVICING OFFICER: Any officer of a Servicer or a Sub-Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

         SKY BANK: Sky Bank (as successor to Metropolitan Savings Bank), or its successor in interest.

         SKY BANK SERVICING AGREEMENT: The Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 1998, between Hanover Mortgage Capital Holdings, Inc. and Sky Bank, together with the Recognition Agreement, dated as of June 1, 2003 between EMC and Sky Bank, each attached hereto as Exhibit H-10, as modified by the related Assignment Agreement.

         SPECIAL HAZARD LOSS: A Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under this Agreement or any loss due to normal wear and tear or certain other causes, as reported by the applicable WF Servicer or the applicable Sub-Master Servicer to the Master Servicer.

         STANDARD BPO: With respect to any Mortgage Loan, a drive-by valuation (the interior of the property is not inspected) of the related Mortgaged Property performed by a real estate broker in the community in which the property is located who is independent of the Seller and EMC.

         STARTUP DAY: June 30, 2003.

         STATISTICAL BPO: With respect to any Mortgage Loan, a market valuation of the related Mortgaged Property which takes into account regional market data such as historical trends, recent sales prices, property types and market conditions in determining the valuation, without any actual inspection of the Mortgaged Property.

         SUB-MASTER SERVICERS: Impac, Universal and any successors thereto.

         SUB-MASTER SERVICING AGREEMENTS: The Impac Sub-Master Servicing Agreement and the Universal Sub-Master Servicing Agreement.

         SUB-MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Sub-Master Servicing Fee Rate.

         SUB-MASTER SERVICING FEE RATE: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

         SUBORDINATE CERTIFICATES: The Group I Subordinate Certificates and Group II Subordinate Certificates.

         SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Group I Certificates or Group II Certificates, as applicable, (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Loan Group on the Due Date related to such Distribution Date.

         SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: The Group I Subordinate Optimal Principal Amount or the Group II Subordinate Optimal Principal Distribution Amount.

         SUBORDINATE PERCENTAGE: The Group I-1 Subordinate Percentage, Group I-2 Subordinate Percentage or Group II Subordinate Percentage, with respect to the Group I-1 Mortgage Loans, Group I-2 Mortgage Loans and Group II Mortgage Loans, respectively.

         SUBORDINATE PREPAYMENT PERCENTAGE: The Group I-1 Subordinate Prepayment Percentage, Group I-2 Subordinate Prepayment Percentage or Group II Subordinate Prepayment Percentage with respect to the Group I-1 Mortgage Loans, Group I-2 Mortgage Loans and Group II Mortgage Loans, respectively.

         SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which, in the case of a Group II Mortgage Loan has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

         TAX ADMINISTRATION AND TAX MATTERS PERSON: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

         TERMINATION PURCHASE PRICE: The price, calculated as set forth in
Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

         TRUST FUND OR TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

         TRUSTEE: Deutsche Bank National Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

         UNCERTIFICATED PRINCIPAL BALANCE: With respect to any REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Regular Interest as of any Distribution Date, the initial principal amount of such Regular Interest, reduced by (i) all amounts distributed on previous Distribution Dates on such Regular Interest with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Regular Interest, taking account of the Loss Allocation Limitation, (iii) in the case of a REMIC III Regular Interest for which the Corresponding Class is a Subordinate Certificate, such Regular Interest's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount allocated to such Corresponding Class for previous Distribution Dates and (iv) in the case of a REMIC III Regular Interest for which the Corresponding Class is a Group I Subordinate Certificate, such Regular Interest's pro rata share, if any, of the applicable Class I-PO Certificate Deferred Payment Writedown Amount allocated to such Corresponding Class for previous Distribution Dates.

         UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the related Servicing Agreement, without regard to whether or not such policy is maintained.

         UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         UNION PLANTERS: Union Planters Bank, N.A.

         UNION PLANTERS SERVICING AGREEMENT: The Letter Agreement dated as of June 30, 2003 among Union Planters, EMC and Alliance pursuant to which Union Planters agreed to service its Mortgage Loans pursuant to the Servicing Agreement, dated as of June 1, 2003, between EMC and the Seller, attached hereto as Exhibit H-11.

         UNIVERSAL: Universal Master Servicing (as assignees of, and successor to, Wachovia Mortgage Company), or its successor in interest.

         UNIVERSAL SERVICERS: Cendant, Chase, Citi, Countrywide, GMAC and Prime West.

         UNIVERSAL SERVICING AGREEMENTS: The servicing agreements pursuant to which each of the Universal Servicers service their respective Mortgage Loans.

         UNIVERSAL SUB-MASTER SERVICING AGREEMENT: The Servicing Agreement, dated as of June 1, 2003, as between EMC and Universal, attached hereto as Exhibit H-12, as modified by the related Assignment Agreement.

         WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

         WFHM SERVICING AGREEMENT: The Master Seller's Warranties and Servicing Agreement, dated as of April 1, 2003, between EMC and WFHM, together with the Recognition Agreement, dated as of June 1, 2003 between EMC and WFHM, each attached hereto as Exhibit H-13, as modified by the related Assignment Agreement.

         WF SERVICERS: ABN AMRO, Alliance, BofA, EMC, GE Capital, GreenPoint, Liberty, MFB, Sky Bank, Union Planters, WMBFA and WFHM.

         WMBFA: Washington Mutual Bank, FA, or its successor in interest.

         WMBFA SERVICING AGREEMENT: The Servicing Agreement, dated as of April 1, 2001, as amended on December 1, 2002, between EMC and WMBFA, together with the Recognition Agreement, dated as of June 1, 2003 between EMC and WMBFA, attached hereto as Exhibit H-14, as modified by the related Assignment Agreement.

Section 1.02.     CALCULATION OF LIBOR.

         LIBOR applicable to the calculation of the Pass-Through Rate on the Group I-1 Senior Certificates and Group I-2 Senior Certificates for any Interest Accrual Period will be determined on each Interest Determination Date. On each Interest Determination Date, LIBOR shall be established by the Securities Administrator and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London" time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator) as of 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates then outstanding. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the nearest whole multiple of 0.03125%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates for such Interest Accrual Period. If no such quotations can be obtained, the rate will be LIBOR for the prior Interest Accrual Period. The establishment of LIBOR by the Securities Administrator on any Interest Determination Date and the Securities Administrator's subsequent calculation of the Pass-Through Rate applicable to the Group I-1 Senior Certificates and Group I-2 Senior Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

                                   ARTICLE II
                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

         Section 2.01 CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers or the Sub-Master Servicers in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Trustee in the Distribution Account, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights (but not the obligations) with respect to the Servicing Agreements and Sub- Master Servicing Agreements as assigned to the Trustee on behalf of the Certificateholders by the Assignment Agreements and
(viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

         (b) In connection with the above transfer and assignment, the Seller hereby delivers to the Custodian, as agent for the Trustee, with respect to (I) each Mortgage Loan (other than a Cooperative Loan):

                  (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or lost note affidavit together with a copy of the related Mortgage Note,

                  (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form),

                  (iii) unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "Deutsche Bank National Trust Company, as Trustee", with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause
(x) in the proviso below applies or for Mortgage Loans with respect to which the related

Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form),

                  (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon,

                  (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any,

                  (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, and

                  (vii) originals of all modification agreements, if applicable and available;

and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan and any transfer documents related to the recognition agreement;

                  (v) The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement and Assignment of Proprietary Lease, showing an unbroken chain of title from the originator to the Trustee; and

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan;

PROVIDED, HOWEVER, that in lieu of the foregoing, the Seller may deliver to the Custodian, as agent for the Trustee, the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments in favor of the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment in favor of the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) the Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related underlying seller and EMC Mortgage Corporation, between EMC Mortgage Corporation and the Seller, and between the Seller and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Custodian, as agent for the Trustee, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Custodian, as agent of the Trustee, promptly after they are received. The Seller shall cause, at its expense, the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel addressed to the Trustee has been provided to the Trustee (with a copy to the Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Seller and its successor and assigns; provided, however, that each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee or the Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trust. If the Trustee pays such expenses it shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

         Section 2.02 ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Seller and (based on the Custodian's Certification) receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to the Custodian, as its agent, pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Custodian, with respect to the Mortgage Loans, shall acknowledge with respect to each Mortgage Loan by delivery to the Seller and the Trustee of an Initial Certification receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 180 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to cause the Custodian to review on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, to the Seller and the Trustee an Interim Certification. In conducting such review, the Custodian will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee and the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If, subject to Section 2.02(d), the Custodian, as agent for the Trustee, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face (a "Material Defect"), the Custodian, as agent for the Trustee, shall note such Material Defect on the exception report attached to the Interim Certification. In accordance with the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller shall correct or cure any such defect within ninety
(90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Mortgage Loan Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Mortgage Loan Seller's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have been submitted for recording and have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (b) No later than 270 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller and the Trustee a Final Certification. In conducting such review, the Custodian, as agent for the Trustee, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian, as agent of the Trustee, finds a Material Defect, the Custodian, as agent for the Trustee, shall note such Material Defect in its exception report attached to the Final Certification (provided, however, that with respect to those documents described in subsections (b)(I)(iv), (v) and (vii) of Section 2.01 and subsection (II)(ix) of Section 2.01, the Custodian's obligations shall extend only to the documents actually delivered pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Mortgage Loan Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Mortgage Loan Seller's obligation under the Mortgage Loan Purchase Agreement to provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price, provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered, provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have been submitted for recording and have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan, if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (c) In the event that a Mortgage Loan is purchased by the Mortgage Loan Seller in accordance with Subsections 2.02(a) or (b) above, the Mortgage Loan Seller shall remit to the Master Servicer the Repurchase Price for deposit in the Master Servicer Collection Account and the Mortgage Loan Seller shall provide to the Securities Administrator and the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Master Servicer Collection Account, the Seller shall notify the Trustee and the Custodian, and the Custodian as agent of the Trustee (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Mortgage Loan Seller, as are necessary to vest in the Mortgage Loan Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Master Servicer Collection Account. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by Seller in a form agreed to between the Seller and the Master Servicer, to reflect such repurchase and shall promptly notify the Rating Agencies of such amendment. The obligation of the Mortgage Loan Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         (d) Anything in this Section 2.02 to the contrary notwithstanding, a Material Defect will be deemed not to materially and adversely affect the interest of the Certificateholders in the related Mortgage Loan unless such defect materially interferes with the applicable Servicer's, Sub-Master Servicer's or Master Servicer's ability to foreclose on the related Mortgaged Property.

         Section 2.03 ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT. (a) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Seller's rights pursuant to the Servicing Agreements and the Sub-Master Servicing Agreements (noting that the Mortgage Loan Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Mortgage Loan Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         (b) If the Seller, the Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Mortgage Loan Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Mortgage Loan Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Mortgage Loan Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Mortgage Loan Seller shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Repurchase Price. The Seller shall notify the Trustee and submit to the Custodian, as agent for the Trustee, a Request for Release, and the Trustee and Custodian shall release, to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Mortgage Loan Seller, without recourse, representation or warranty as are necessary to vest in the Mortgage Loan Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Master Servicer Collection Account. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee and the Rating Agencies of such amendment. Enforcement of the obligation of the Mortgage Loan Seller to purchase (or substitute a Substitute

Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

         Section 2.04 SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Mortgage Loan Seller may, no later than the date by which such purchase by the Mortgage Loan Seller would otherwise be required, tender to the Trustee (and deliver the relevant Mortgage Loan File to the Custodian) a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Mortgage Loan Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in this Agreement; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered by the Mortgage Loan Seller, the Trustee or the Master Servicer. The Custodian, as agent for the Trustee, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in
Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Mortgage Loan Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Mortgage Loan Seller shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Mortgage Loan Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Mortgage Loan Seller. After such notification to the Mortgage Loan Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan (and the Custodian the related Mortgage Loan File) which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Mortgage Loan Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Mortgage Loan Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Custodian of a Request for Release for such Mortgage Loan), the Custodian, as agent of the Trustee shall release to the Mortgage Loan Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement and Section 2.04 of this Agreement and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Mortgage Loan Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Mortgage Loan Seller shall deliver to the Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b) of this Agreement, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Mortgage Loan Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

         Section 2.05 ISSUANCE OF CERTIFICATES.

         (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

         (b) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC I Regular Interests, and the other assets of REMIC II for the benefit of the holders of the REMIC II Regular Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests.

         (c) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC II Regular Interests, and the other assets of REMIC III for the benefit of the holders of the REMIC III Regular Interests. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Regular Interests.

         (d) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC III Regular Interests, and the other assets of REMIC IV for the benefit of the holders of the REMIC IV Certificates. The Trustee acknowledges receipt of the REMIC III Regular Interests (which are uncertificated) and the other assets of REMIC IV and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC IV Certificates.

         Section 2.06 REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

                  (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                  (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body
         (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                                   ARTICLE III
              Administration and Master Servicing of Mortgage Loans

         Section 3.01 MASTER SERVICER. The Master Servicer shall supervise, monitor and oversee the obligation of the WF Servicers and the Sub-Master Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements and Sub-Master Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each WF Servicer and Sub-Master Servicer, as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each WF Servicer and each Sub- Master Servicer, and shall cause each WF Servicer and Sub-Master Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such WF Servicer or such Sub-Master Servicer under its applicable Servicing Agreement or Sub-Master Servicing Agreement. The Master Servicer shall independently and separately monitor each WF Servicer's and Sub-Master Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the WF Servicers' or Sub-Masters', as the case may be, and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers and the Sub-Servicers to the Protected Account pursuant to the applicable Servicing Agreements.

         Notwithstanding anything in this Agreement or any Servicing Agreement or Sub-Master Servicing Agreement to the contrary, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee, and shall have no liability to any Certificateholder or any other Person for, the activities of
(i) Impac under its Sub-Master Servicing Agreement with respect to its administration and servicing and/or master servicing of defaulted or delinquent Mortgage Loans and REO Properties, (ii) any Servicer other than a WF Servicer or
(iii) any Servicer with respect to the administration and servicing of any defaulted Cash Flow Loan.

         Upon reasonable notice, the Trustee shall furnish the Servicers, the Sub-Master Servicers and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers, the Sub-Master Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

         The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation to Certificateholders if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

         Upon reasonable notice, the Trustee shall execute and deliver to the related Servicer, the related Sub-Master Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

         Section 3.02 REMIC-RELATED COVENANTS. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the related Servicer, the related Sub-Master Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee.

         Section 3.03 MONITORING OF SERVICERS. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Seller the compliance by each WF Servicer and each Sub-Master Servicer with its duties under the related Servicing Agreement or Sub-Master Servicing Agreement. In the review of each WF Servicer's and each Sub-Master Servicer's activities, the Master Servicer may rely upon an officer's certificate of the WF Servicer or Sub-Master Servicer (or similar document signed by an officer of the WF Servicer or Sub-Master Servicer) with regard to such Servicer's compliance with the terms of its Servicing Agreement or Sub-Master Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a WF Servicer or a Sub-Master Servicer should be terminated in accordance with its Servicing Agreement or Sub-Master Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement or Sub-Master Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

         (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each WF Servicer under the related Servicing Agreement, and shall, in the event that a WF Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such WF Servicer thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor servicer selected by the Master Servicer;

provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action as set forth herein. In addition, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Master Servicer under the related Sub-Master Servicing Agreement, and shall, in the event that a Sub-Master Servicer fails to perform its obligations in accordance with the related Sub-Master Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Sub-Master Servicer thereunder and directly master servicer the related Mortgage Loans or cause the Trustee to enter in to a new Sub-Master Servicing Agreement with a successor sub-master servicer selected by the Master Servicer. In the event that the Master Servicer assumes the obligations of any terminated Sub-Master Servicer under its Sub-Master Servicing Agreement, the Master Servicer shall be entitled to the compensation to which such Sub-Master Servicer would have been entitled to receive under such Sub-Master Servicing Agreement from and after the date of the Master Servicer's assumption of such obligations.

         (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a WF Servicer or a Sub-Master Servicer, appointment of a successor WF Servicer or Sub-Master Servicer or the transfer and assumption of servicing or sub-master servicing by the Master Servicer with respect to any Servicing Agreement or Sub-Master Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the WF Servicer or Sub- Master Servicer as a result of an event of default by such WF Servicer or Sub-Master Servicer and (ii) all costs and expenses associated with the complete transfer of servicing or sub-master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer or successor sub-master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service, or the successor sub-master servicer to sub-master service, the Mortgage Loans in accordance with the related Servicing Agreement or Sub-Master Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer or Sub-Master Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

         (d) The Master Servicer shall require each WF Servicer and each Sub-Master Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement and the related Sub-Master Servicing Agreement, as the case may be.

         (e) If the Master Servicer acts as Servicer or Sub-Master servicer, it will not assume liability for the representations and warranties of the Servicer or Sub-Master Servicer, if any, that it replaces.

         Section 3.04 FIDELITY BOND. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         Section 3.05 POWER TO ACT; PROCEDURES. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement, the related Servicing Agreement and the related Sub-Master Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any WF Servicer or Sub-Master Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer, any Sub-Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Sub-Master Servicing Agreement, Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer, any Sub-Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent



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contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         Section 3.06 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the WF Servicers to enforce such clauses in accordance with the applicable Servicing Agreement and will cause the Sub-Master Servicers to enforce such clauses in accordance with the applicable Sub-Master Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 3.07 RELEASE OF MORTGAGE FILES. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account. Notwithstanding the foregoing, in connection with a Principal Prepayment in full of any Mortgage Loan, the Master Servicer may request release of the related Mortgage File from the Custodian, in accordance with the provisions of this Agreement and the Custodial Agreement, in the event any Servicer or Sub-Master Servicer fails to do so.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer, a Sub- Master Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer



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


substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer, Sub-Master Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer, the Sub-Master Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer, the Sub-Master Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer, the Sub-Master Servicer or the Master Servicer.

         Section 3.08 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR TRUSTEE.

         (a) The Master Servicer shall transmit and each Servicer and Sub-Master Servicer (to the extent required by the related Servicing Agreement or related Sub-Master Servicing Agreement) shall transmit to the Custodian such documents and instruments coming into the possession of the Master Servicer, such Servicer or such Sub-Master Servicer from time to time as are required by the terms hereof, or in the case of the Servicers and the Sub-Master Servicers, the applicable Servicing Agreement or applicable Sub-Master Servicing Agreement, as the case may be, to be delivered to the Custodian. Any funds received by the Master Servicer, a Sub-Master Servicer or a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, a Sub-Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to (i) the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, (ii) each Sub-Master Servicer's right to retain its Sub-Master Servicing Fee and other amounts as provided in the applicable Sub-Master Servicing Agreement and (iii) each Servicer's right to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each WF Servicer and each Sub-Master Servicer, to provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

         (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, each Sub-Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any



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


amounts that are properly due and payable to the Master Servicer, such Sub-Master Servicer or such Servicer under this Agreement, the applicable Sub-Master Servicing Agreement or the applicable Servicing Agreement.

         Section 3.09 STANDARD HAZARD INSURANCE AND FLOOD INSURANCE POLICIES.

         (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the WF Servicers under the related Servicing Agreements to, and shall enforce any obligations of the Sub- Master Servicers under the related Sub-Master Servicing Agreements to, maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         (b) Pursuant to Section 4.01 and 4.02, any amounts collected by the WF Servicers, the Sub-Master Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section
4.02 and 4.03. Any cost incurred by the Master Servicer, any Sub-Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer, such Sub-Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

         Section 3.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Master Servicer shall cause the WF Servicers (to the extent provided in the applicable Servicing Agreements) to, and shall cause the Sub-Master Servicers (to the extent provided in the applicable Sub-Master Servicing Agreements) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a WF Servicer or a Sub-Master Servicer (whether directly or through a Servicer) and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).



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


         Section 3.11 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.

         (a) The Master Servicer shall not take, permit any WF Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take or permit any Sub-Master Servicer (to the extent such action is prohibited under the applicable Sub-Master Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer, such Sub-Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each WF Servicer (to the extent required under the related Servicing Agreement) and to cause each Sub-Master Servicer (to the extent required under the related Sub-Master Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement, the related Sub-Master Servicing Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, shall not permit any WF Servicer (to the extent required under the related Servicing Agreement) to, and shall not permit the Sub-Master Servicer (to the extent required under the related Sub-Master Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement, the related Sub-Master Servicing Agreement and the related Servicing Agreement, as applicable.

         (b) The Master Servicer agrees to present, to cause each WF Servicer (to the extent required under the related Servicing Agreement) to present, or to cause each Sub-Master Servicer (to the extent required under the related Sub-Master Servicing Agreement) to present on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer, any Sub-Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Sections
4.02 and 4.03.

         Section 3.12 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS.

         The Custodian, as agent of the Trustee, shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies if applicable, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Custodian, as agent of the Trustee), shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Custodian, as agent of the Trustee, upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 3.13 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         (a) The Master Servicer shall cause each WF Servicer (to the extent required under the related Servicing Agreement) to, and shall cause each Sub-Master Servicer (to the extent required under the related Sub-Master Servicing Agreement) to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

         (b) Notwithstanding paragraph (a) of this Section 3.13, in the event that a Foreclosure Restricted Loan goes into foreclosure, if acquiring title to the related Mortgaged Property by foreclosure or by deed in lieu of foreclosure would cause (i) the adjusted basis (for federal income tax purposes) of the Mortgaged Properties underlying the Foreclosure Restricted Loans that are currently owned by REMIC I after foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) plus (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans listed on Exhibit L, to exceed 0.75% of the adjusted basis of the assets of REMIC I, the Master Servicer, upon notice from a Servicer that title is about to be taken to such Mortgaged Property as REO Property on behalf of the Trust Fund, shall not permit such Servicer to acquire title to such Mortgaged Property on behalf of REMIC I. Instead, the Master Servicer shall notify the Seller that title is about to be taken to the related Mortgaged Property as REO Property on behalf of the Trust Fund, and the Seller shall repurchase such Foreclosure Restricted Loan from the Trust Fund at the Repurchase Price. In the event that Seller fails to repurchase such Mortgage Loan, the Master Servicer shall cause the related Servicer to dispose of the Mortgage Loan for cash in the foreclosure sale. If such Mortgage Loan is not purchased at foreclosure sale, such Mortgage Loan will be written-off in accordance with the related Servicer's standard procedures. In addition, if the Master Servicer determines that following a distribution on any Distribution Date (i) the adjusted bases of the Mortgaged Properties underlying the Foreclosure Restricted Loans in foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) plus (ii) the aggregate Scheduled Principal Balance of the Mortgaged Loan listed on Exhibit L, exceed 1.0% of the adjusted bases of the assets of REMIC I immediately after the distribution, then prior to such Distribution Date, the Seller shall purchase enough of such Mortgaged Properties in foreclosure, for cash, at the Repurchase Price, so that the adjusted bases of (i) such Mortgaged Properties in foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) plus
(ii) the aggregate Scheduled Principal Balance of the Mortgaged Loans listed on Exhibit L, will be less than 1.0% of the adjusted bases of the assets of REMIC I.

         Section 3.14 COMPENSATION FOR THE MASTER SERVICER.

         On each Distribution Date the Master Servicer shall be paid the Master Servicing Fee. In addition, on each Distribution Date, the Master Servicer shall be entitled to all income and gain realized from any investment of funds in the Distribution Account and the Master Servicer Collection Account, pursuant to
Article IV, for the performance of its activities hereunder (the "Additional Master Servicing Compensation"). Servicing compensation in the form of assumption



                                      -66-
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fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer or Sub-Master Servicer, as the case may be, and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

         Section 3.15 REO PROPERTY.

         (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the applicable WF Servicer to, or cause the applicable Sub- Master Servicer (to the extent provided in the related Sub-Master Servicing Agreement) to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement, the related Sub-Master Servicing Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable WF Servicer to, or shall cause the applicable Sub-Master Servicer to, protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

         (b) The Master Servicer shall, to the extent required by the related Sub-Master Servicing Agreement and the related Servicing Agreement, cause the applicable Sub-Master Servicer to deposit and cause the applicable WF Servicer to deposit, all funds collected and received in connection with the operation of any REO Property in the Protected Account.

         (c) The Master Servicer, the applicable Sub-Master Servicer (if any) and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees, unpaid Sub-Master Servicing Fees and unpaid Master Servicing Fees as applicable, from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees, unpaid Sub-Master Servicing Fees and unpaid Master Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer, the applicable Sub-Master Servicer (if any) and the applicable Servicer as provided above, shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer (either directly or through a Sub-Master Servicer) for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.



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         Section 3.16 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

         (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2004, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer or Sub-Master Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement or Sub-Master Servicing Agreement, as the case may be, in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

         (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         (c) The Securities Administrator shall deliver to the Seller, or any affiliate of the Seller that is executing any Form 10-K to be filed pursuant to
Section 3.18, on or before March 1 of each year that a Form 10-K is filed, a Master Servicer Certification with respect to the period ending December 31 of the prior year.

         Section 3.17 ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 1 of each year, commencing on March 1, 2004 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and
(iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the

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Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

         Section 3.18 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION. (a) Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. If requested by the Seller, prior to January 30 of any year, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund. Prior to (i) March 15, 2004 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall, subject to subsection (c), file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, as exhibits (i) each Servicer's and each Sub-Master Servicer's annual statement of compliance described under the related Servicing Agreement or Sub-Master Servicing Agreement, (ii) each Servicer's and each Sub-Master Servicer's accountant's report described under the related Servicing Agreement or Sub-Master Servicing Agreement, and (iii) the Master Servicer's accountant's report described under Section 3.17, if applicable. If items (i) and (ii) in the preceding sentence are not timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Seller hereby grants to the Securities Administrator a limited power of attorney to execute and file each Form 8-K on behalf of the Seller. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Seller of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Seller agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator will cooperate with the Seller in connection with any additional filings with respect to the Trust Fund as the Seller deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Seller c/o Bear, Stearns & Co. Inc., Attn:
Managing Director- Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859.

         (b) The Securities Administrator shall indemnify and hold harmless the Seller, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under this Section 3.18 or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Securities Administrator in connection with this
Section 3.18 shall not be reimbursable from the Trust Fund.

         (c) Nothing shall be construed from the foregoing subsection (a) and
(b) to require the Securities Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. The failure of the Securities Administrator to sign the Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of this Agreement. Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

         Section 3.19 EMC. On the Closing Date, EMC will receive from the Seller a payment of $5,000.

         Section 3.20 UCC. The Seller shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Seller. The Seller shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

         Section 3.21 OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

         (a) With respect to any Mortgage Loan which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

         (b) If at any time EMC remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Repurchase Price for such a Mortgage Loan, and EMC provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan to EMC at the request of EMC without recourse, representation or warranty, the Custodian shall, upon receipt of a Request for Release in accordance with the Custodial Agreement, release such Mortgage Loan to EMC and EMC shall succeed to all of the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                                   ARTICLE IV
                                    Accounts

         Section 4.01 PROTECTED ACCOUNTS. (a) The Master Servicer shall enforce the obligation of each WF Servicer and each Sub-Master Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement or Sub-Master Servicing Agreement, as the case may be, in each case, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement or Sub-Master Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by a Servicer or a Sub-Master Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's or Sub-Master Servicer's own funds (less servicing or sub-master servicing compensation as permitted by the applicable Servicing Agreement or Sub- Master Servicing Agreement in the case of any Servicer or any Sub-Master Servicer) and all other amounts to be deposited in the Protected Account. Each Servicer and Sub-Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement or Sub-Master Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

         (b) To the extent provided in the related Servicing Agreement or Sub-Master Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer or Sub-Master Servicer under the applicable Servicing Agreement or Sub-Master Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer or Sub-Master Servicer, as the case may be. The related Servicer or Sub-Master Servicer (to the extent provided in the Servicing Agreement or Sub-Master Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

         (c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, (i) the related WF Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account, and (ii) the related Sub-Master Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group:

                  (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to its Servicing Agreement or such Sub-Master Servicer pursuant to its Sub-Master Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising its Servicing Fee or Sub-Master Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

                  (ii) Full Principal Prepayments and any Liquidation Proceeds received by such Servicer or such Sub-Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee or Sub-Master Servicing Fee;

                  (iii) Partial Principal Prepayments received by such Servicer or such Sub-Master Servicer for the Mortgage Loans in the related Prepayment Period; and

                  (iv) Any amount to be used as a Monthly Advance.

         (d) Withdrawals may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer, the Sub-Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicers and the Sub-Master Servicers may be retained by them and need not be deposited in the Master Servicer Collection Account.

         Section 4.02 MASTER SERVICER COLLECTION ACCOUNT. (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account;

                  (ii) Any Monthly Advance and any Compensating Interest
         Payments;

                  (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Mortgage Loan Seller, the Repurchase Price with respect to any Mortgage Loans purchased by EMC pursuant to
         Section 3.21, and all proceeds of any

         Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 10.01;

                  (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

                  (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

         (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii),
(iii), (iv), (vi), (vii), (viii), (ix), (x), (xi) and (xii), need not be credited by the Master Servicer, the related Sub-Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

         (c) The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

         Section 4.03 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE MASTER SERVICER COLLECTION ACCOUNT. (a) The Master Servicer will, from time to time on demand of a WF Servicer, a Sub-Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement, the related Sub-Master Servicing Agreement or the related Servicing Agreement. The Master Servicer may clear and terminate the

Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

         (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator or the Custodian pursuant to Sections 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

         (c) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Trustee for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

         (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Trustee for deposit in the Distribution Account.

         Section 4.04 DISTRIBUTION ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

         (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

         (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment and the Trustee receives such funds no later than 2:00 p.m New York time on the Distribution Account Deposit Date. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall remit the amount of the loss to the Trustee who shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations. In the event that funds are received by the Trustee after 2:00 p.m. New York time on the Distribution Account Deposit Date, funds in the Distribution Account shall be held uninvested. The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) servicing as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain permitted investments.

         Section 4.05 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

                  (i) to reimburse the Master Servicer, any Sub-Master Servicer or any Servicer for any Monthly Advance of its own funds, the right of the Master Servicer, a Sub-Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

                  (ii) to reimburse the Master Servicer, any Sub-Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer, such Sub-Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer, any Sub-Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer, such Sub-Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection 4.05 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

                  (iv) to pay the Master Servicer, any Sub-Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it, such Sub-Master Servicer or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.05(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer, any Sub-Master Servicer or any Servicer from the Repurchase Price for any Mortgage Loan, the amount which it, such Sub-Master Servicer or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.05 (a) as servicing compensation;

                  (vi) to reimburse the Master Servicer, any Sub-Master Servicer or any Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                  (vii) to reimburse the Master Servicer, any Sub-Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

                  (viii) to pay the Master Servicer as set forth in Section
         3.14;

                  (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

                  (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer or Sub-Master Servicer;

                  (xi) to reimburse or pay any Sub-Master Servicer or Servicer any such amounts as are due thereto under the applicable Sub-Master Servicing Agreement or Servicing Agreement and have not been retained by or paid to such Sub-Master Servicer or such Servicer, to the extent provided in the related Sub-Master Servicing Agreement or Servicing Agreement, as the case may be;

                  (xii) to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

                  (xiii) to remove amounts deposited in error; and

                  (xiv) to clear and terminate the Distribution Account pursuant to Section 10.01.

         (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

         (c) On each Distribution Date, the Trustee shall distribute the Available Funds to the extent on deposit in the Distribution Account for each Loan Group to the Holders of the Certificates in accordance with distribution instructions provided to it by the Securities Administrator no later than two Business Days prior to such Distribution Date and determined by the Securities Administrator in accordance with Section 6.01.

                                    ARTICLE V
                                  Certificates

         Section 5.01 CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of the Closing Date (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

         The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

         All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option (with the consent of the Trustee) advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c) (i) REMIC I will be evidenced by (x) the REMIC I Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(i) and (y) the Class R-I Certificates, which is hereby designated as the single "residual interest" in REMIC I.
         The REMIC I Regular Interests and the Class R-I Certificate will have the following designations, initial balances and pass-through rates:


REMIC I Interest       Initial Balance      Pass-Through Rate     Related Group
----------------       ---------------      -----------------     -------------
      I-1X                   (1)                   (2)              Group I-1
     I-1SUB             $       251.54            8.00%             Group I-1
     I-1PO              $ 1,987,343.18            0.00%             Group I-1
     I-1ZZZ             $81,858,444.92            8.00%             Group I-1
      I-2X                   (3)                   (4)              Group I-2
     I-2SUB             $       143.59            7.50%             Group I-2
     I-2PO              $ 1,315,565.35            0.00%             Group I-2
     I-2ZZZ             $46,547,708.33            7.50%             Group I-2
   Class R-I            $        50.00             N/A              Group I-2

------------------------------------


(1) REMIC I Regular Interest I-1X will not have an Uncertificated Principal Balance, but will accrue interest on a notional amount equal to the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans.
(2)      The weighted average of the greater of (i) zero and (ii) the excess of
         (a) the Net Rate of the each Group I-1 Mortgage Loan over (b) 8.00%, weighted on the basis of the respective Scheduled Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(3) REMIC I Regular Interest I-2X will not have an Uncertificated Principal Balance, but will accrue interest on a notional amount equal to the aggregate Scheduled Principal Balance of the Group I-2 Mortgage Loans.

(4)      The weighted average of the greater of (i) zero and (ii) the excess of
         (a) the Net Rate of the each Group I-2 Mortgage Loan over (b) 7.50%, weighted on the basis of the respective Scheduled Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         On each Distribution Date, Distributions shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest ending with the designation "SUB" equal to 0.01% of the Group I-1 Subordinate Amount and Group I-2 Subordinate Amount, as the case may be (except that if on any Distribution Date the Subordinate Amount for any Loan Group is greater than the Subordinate Amount for such Loan Group on the preceding Distribution Date, the least amount of principal shall be distributed to REMIC I Regular Interest I-1SUB and REMIC I Regular Interest I-2SUB necessary to maintain the ratio among the principal amounts of REMIC I Regular Interest I-1SUB and REMIC I Regular Interest I-2SUB equal to the REMIC I Subordinate Balance Ratio); and second, any remaining principal relating to Loan Group I-1 and Loan Group I-2 shall be distributed to the REMIC I Regular Interest I-1ZZZ and REMIC I Regular Interest I-2ZZZ, respectively (provided that a portion of the remaining principal equal to the Class I-PO Certificate Principal Distribution Amount attributable to the Group I-1 Mortgage Loans and the Class I-PO Certificate Principal Distribution Amount attributable to the Group I-2 Mortgage Loans will be distributed to REMIC I Regular Interest I-1PO and REMIC I Regular Interest I-2PO, respectively).

         In determining from time to time the Uncertificated REMIC I Regular Interest distribution amounts, Realized Losses shall be applied after all distributions have been made on each

Distribution Date first, so as to keep the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest ending with the designation "SUB" equal to 0.01% of the Group I-1 Subordinate Amount and Group I-2 Subordinate Amount, as the case may be (except that if on any Distribution Date the Subordinate Amount for any Loan Group is greater than the Subordinate Amount for such Loan Group on the preceding Distribution Date, the least amount of Realized Losses shall be applied to REMIC I Regular Interest I-1SUB and REMIC I Regular Interest I-2SUB necessary to maintain the ratio among the principal amount of REMIC I Regular Interest I-1SUB and REMIC I Regular Interest I-2SUB equal to the REMIC I Subordinate Balance Ratio); and second, except as described in the remaining sentence of this paragraph, the remaining Realized Losses shall be allocated to REMIC I Regular Interest I-1ZZZ and REMIC I Regular Interest I-2ZZZ, as applicable (except that if a Realized Loss is recognized with respect to a Group I-1 Discount Mortgage Loan or a Group I-2 Discount Loan, the applicable portion of such Realized Loss will be allocated to REMIC I Regular Interest I-1PO and REMIC I Regular Interest I-2PO, respectively). Realized Losses of interest allocated to the Class I-X-1 Certificates under Section 6.02 from the Group I-1 Mortgage Loans shall be deemed allocated to REMIC I Regular Interest I-1X. Realized Losses of interest allocated to the Class I-X-1 Certificates under Section 6.02 from the Group I-2 Mortgage Loans shall be deemed allocated to REMIC I Regular Interest I-2X.

         (ii) REMIC II will be evidenced by (x) the REMIC II Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(ii) and (y) the Class R-II Certificate, which is hereby designated as the single "residual interest" in REMIC II.

         The REMIC II Regular Interests and the Class R-II Certificate will have the following designations, initial balances and pass-through rates:


 REMIC II Interest       Initial Balance     Pass-Through Rate    Related Group
 -----------------       ---------------     -----------------    -------------
        II-A             $42,656,387.99            (1)              Group II

     Class R-II          $        50.00            N/A              Group II

------------------------------------

(1) The weighted average of the Net Rates of the Group II Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         Principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC II Regular Interests as such amounts are payable and allocable to the Group II Mortgage Loans. Interest shall be payable to the REMIC II Regular Interests at the Pass-Through Rate for each such REMIC II Regular Interest on each such REMIC II Regular Interest's Uncertificated Principal Balance.

         (iii) REMIC III will be evidenced by (x) the REMIC III Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC III and have the principal balances and accrue interest at the Pass-Through

Rates equal to those set forth in this Section 5.01(c)(ii) and (y) the Class R-III Certificate, which is hereby designated as the single "residual interest" in REMIC III.

         The REMIC III Regular Interests and the Class R-III Certificate will have the following designations, initial balances and pass-through rates:


         Designation       Initial Principal Balance      Pass-Through Rate
         -----------       -------------------------      -----------------
             I-F1             $   79,343,315                    8.00%
             I-F2             $   45,111,998                    7.50%
             I-I1             $  131,709,507(1)                  (2)
             I-PO             $    3,302,908.53                 0.00%
            II-A1             $   41,462,000                     (3)
            R-III             $           50                     (3)
            LT-RIV            $           50                     (3)
             I-B1             $    1,317,095                     (4)
             I-B2             $      987,821                     (4)
             I-B3             $      658,548                     (4)
             I-B4             $      329,274                     (4)
             I-B5             $      197,564                     (4)
             I-B6             $      460,983                     (4)
            II-B1             $      362,600                     (3)
            II-B2             $      298,600                     (3)
            II-B3             $      213,300                     (3)
            II-B4             $      106,600                     (3)
            II-B5             $       64,000                     (3)
            II-B6             $      149,338                     (3)

------------------------------------


(1) REMIC III Regular Interest I-X-1 will not have an Uncertificated Principal Balance, but will be entitled to all amounts distributed on REMIC I Regular Interests I-1X and I-2X.

(2) REMIC III Regular Interest I-X-1 will not have a Pass-Through Rate, but will be entitled to all amounts distributed on REMIC I Regular Interests I-1X and I-2X.

(3) A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC II Regular Interest II-A, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(4) A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC I Regular Interests I-1SUB and I-2SUB, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date.

         Principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC III Regular Interests as such amounts are payable and allocable to the Corresponding Certificates. Interest shall be payable to the REMIC III Regular Interests at the Pass-Through Rate for each such REMIC III Regular Interest on each such REMIC III Regular Interest's Uncertificated Principal Balance.

         (iv) The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:


         Designation           Initial Principal           Pass-Through Rate
         -----------           -----------------           -----------------
             I-F1               $  79,343,315                    (1)
             I-S1               $  79,343,315(2)                 (3)
             I-F2               $  45,111,998                    (4)
             I-S2               $  45,111,998(2)                 (5)
             I-I1               $ 131,709,507(2)                 (6)
             I-I2               $   2,963,464(2)                 (7)
             I-PO               $   3,302,909                    (8)
            II-A1               $  41,462,000                    (9)
             R-I                $          50                    (10)
             R-II               $          50                    (10)
            R-III               $          50                    (10)
             R-IV               $          50                    (10)
             I-B1               $   1,317,095                  5.0000%
             I-B2               $     987,821                  5.0000%
             I-B3               $     658,548                  5.0000%
             I-B4               $     329,274                    (11)
             I-B5               $     197,564                    (11)
             I-B6               $     460,983                    (11)
            II-B1               $     362,600                    (9)
            II-B2               $     298,600                    (9)
            II-B3               $     213,300                    (9)
            II-B4               $     106,600                    (9)
            II-B5               $      64,000                    (9)
            II-B6               $     149,338                    (9)

------------------------------------

         (1) The Class I-F1 Certificates bear interest at a pass-through rate equal to approximately 1.514% per annum for the first Distribution Date, and thereafter at an adjustable pass-through rate equal to approximately 0.4000% per annum plus LIBOR, subject to a minimum rate of approximately 0.4000% per annum and a maximum rate of approximately 8.0000% per annum.

         (2) As described in the definition of Notional Amount herein.

         (3) The Class I-S1 Certificates bear interest at a pass-through rate equal to approximately 6.486% per annum for the first Distribution Date, and thereafter at an adjustable pass-through rate equal to approximately 7.6000% per annum minus LIBOR, subject to a minimum rate of approximately 0.0000% per annum and a maximum rate of approximately 7.6000% per annum.

         (4) The Class I-F2 Certificates bear interest at a pass-through rate equal to approximately 1.714% per annum for the first Distribution Date, and thereafter at an adjustable pass-through rate equal to approximately 0.6000% per annum plus LIBOR, subject to a minimum rate of approximately 0.6000% per annum and a maximum rate of approximately 7.5000% per annum.

         (5) The Class I-S2 Certificates bear interest at a pass-through rate equal to approximately 5.786% per annum for the first Distribution Date, and thereafter at an adjustable pass-through rate equal to approximately 6.9000% per annum minus LIBOR, subject to a minimum rate of approximately 0.0000% per annum and a maximum of approximately 6.9000% per annum.

         (6) The Class I-I1 Certificates bear interest at a pass-through rate equal to approximately 0.784% per annum for the first Distribution Date, and thereafter at a variable pass-through rate equal to the weighted average of: (A) the weighted average, for each Group I-1 Mortgage Loan, of the greater of (i) the excess of (a) the Net Rate of such Group I-1 Mortgage Loan over (b) 8.00% and (ii) 0.00%, weighted on the basis of the Scheduled Principal Balance of each such Group I-1 Mortgage Loan, and (B) the weighted average, for each Group I-2 Mortgage Loan, of the greater of (i) the excess of (a) the Net Rate of such Group I-2 Mortgage Loan over (b) 7.50% and (ii) 0.00%, weighted on the basis of the Scheduled Principal Balance of each such Group I-2 Mortgage Loan, with clauses (A) and (B) weighted on the basis of the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans, respectively. For federal income tax purposes, the Class I-I1 Certificates will not have a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest I-I1.

         (7) The Class I-I2 Certificates bear interest at a pass-through rate equal to approximately 2.818% per annum for the first Distribution Date, and thereafter at a variable pass-through rate equal to the excess of (i) the weighted average of the pass-through rates of the Group I-1 Senior Certificates and Group I-2 Senior Certificates, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans and the Group I-2 Mortgage Loans, respectively, the Current Principal Amount of the Class I-F1 Certificates and Class I-F2 Certificates, respectively, and the portion of the Class I-PO Certificate relating to the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans, respectively, over (ii) 5.0000% per annum. For federal income tax purposes, the Class I-I2 Certificates bear interest at a per annum rate equal to the excess of (i) the weighted average of the pass-through rates on REMIC III Regular Interests I-B1, I-B2 and I-B3, weighted on the basis of the Uncertificated Principal Balance of each such REMIC III Regular Interest and (ii) 5.00% per annum.

         (8) The Class I-PO Certificates are principal only certificates and are not entitled to distributions in respect of interest.

         (9) The Class II-A1, Class II-B1, Class II-B2, Class II-B3, Class II-B4, Class II-B5 and Class II-B6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.543% per annum. For federal income tax purposes, the Class II-A1, Class II-B1, Class II-B2, Class II- B3, Class II-B4, Class II-B5 and Class II-B6 Certificates will bear interest at a per annum rate equal to the weighted average of the pass-through rates on REMIC III Regular Interests II-A1, II-B1, II-B2, II-B3, II-B4, II-B5 and II-B6, weighted on the basis of the Uncertificated Principal Balance of each such REMIC III Regular Interest.

         (10) The Class R-I, Class R-II, Class R-III and Class R-IV Certificates are not entitled to distributions of interest.

         (11) The Class I-B4, Class I-B5 and Class I-B6 Certificates bear interest at a pass-through rate equal to approximately 7.818% per annum for the first Distribution Date, and thereafter at a variable pass-through rate equal to the weighted average of the pass-through rates of the Group I-1 Senior Certificates and the Group I-2 Senior Certificates, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans and the Group I-2 Mortgage Loans, respectively, the Current Principal Amount of the Class I-F1 Certificates and the Class I-F2 Certificates, respectively, and the portion of the Class I-PO Certificate relating to each of the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans, respectively. For federal income tax purposes, the Class I-B4, Class I-B5 and Class I-B6 Certificates will bear interest at a per annum rate equal to the weighted average of the pass-through rates on REMIC III Regular Interests I-B4, I-B5 and I-B6, weighted on the basis of the Uncertificated Principal Balance of each such REMIC III Regular Interest.

         (d) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the "latest possible maturity date" for the

REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and the Certificates.

         (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount (or Notional Amount in the case of the Interest Only Certificates) of such Class applicable to such Distribution Date.

         (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and A-3. On original issuance, the Trustee shall execute, authenticate and deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may execute, authenticate and shall deliver temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office designated by the Trustee for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

         (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute, authenticate and deliver Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Private Certificates shall be issued in certificated fully-registered form in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one Private Certificate of each Class may be issued in a different amount so that the sum of the denominations of all outstanding Private Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Residual Certificates shall each be issued in certificated fully-registered form, each, in the denomination of $50. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute, authenticate and deliver (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall execute the Certificates by facsimile or manual signature and authenticate them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed authentication of the Trustee or its agent, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their authentication.

         (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

         (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

         (k) The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code, as directed by the Securities Administrator. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

         (l) The following legend shall be placed on the Residual Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE, THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL THAT

         THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER, ANY SERVICER, ANY SUB-MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

The following legend shall be placed upon the Private Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION AND
(II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE AND
(III) IS PERMISSIBLE UNDER APPLICABLE LAW, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.

         Section 5.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

         (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                  (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Trustee to the effect that the delivery of
         (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

         (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

                  (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

                  (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

                  (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

         (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an

Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

                  (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

         (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

         (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

         (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the designated office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of surrender at the designated office, execute, authenticate and deliver , to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the designated office by the registered holder in person, or by a duly authorized attorney-in-fact.

         (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the designated office; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its customary procedures, and thereafter may destroy such Certificates.

         Section 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

         (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the Trustee nor any agent of the Seller or the Trustee shall be affected by notice to the contrary.

         Section 5.05 TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

         (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Seller an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Seller shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Seller, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a

Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

         (c) The Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

         (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

         Section 5.06 RESTRICTIONS ON TRANSFERABILITY OF CERTIFICATES. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel addressed to the Trustee that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

         (b) The Private Certificates shall each bear a Securities Legend.

         Section 5.07 ERISA RESTRICTIONS. (a) Subject to the provisions of subsections (b) and (c), no Residual Certificates or Subordinate Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and
Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee with an Opinion of Counsel addressed to the Trustee, the Master Servicer and the Securities Administrator (upon which they may rely) which is satisfactory to the Trustee, which opinion will not be at the expense of the Trustee, the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Securities Administrator to any obligation in addition to those undertaken in the Agreement or (ii) (a) in the case of the Class I-B1,

Class I-B2, Class I-B3, Class I-B4, Class I-B5, Class II-B1, Class II-B2, Class II-B3, Class II-B4 and Class II-B5 Certificates, a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that either (i) it is not a Plan or investing with "Plan Assets",
(ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied and (b) in the case of the Class I-B6 Certificates and Class II-B6 Certificates, a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and holding of such a Certificate and the servicing, management and operation of the
Trust: (I) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (II) will not subject the Seller, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement and (III) is permissible under applicable law.

         (b) Any Person acquiring an interest in a Global Certificate which is a Class I-B6 Certificate or Class II-B6 Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that, either:
(i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and Section 4975 of the Code, or (ii) the transfer and holding of an interest in such Certificate to that Person and the subsequent servicing, management and operation of the Trust and its assets: (I) will not result in any non-exempt prohibited transaction and (II) will not subject the Seller, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement and
(III) is permissible under applicable law.

         (c) Each beneficial owner of a Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5, Class II-B1, Class II-B2, Class II-B3, Class II-B4 or Class II-B5 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         (d) Neither the Trustee, the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. The Trustee shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

         Section 5.08 RULE 144A INFORMATION. For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Seller will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                   ARTICLE VI
                         Payments to Certificateholders

         Section 6.01 DISTRIBUTIONS ON THE CERTIFICATES.

         (a) Distributions on the Certificates.

                  (i) Interest and principal (as applicable) on the Group I Certificates will be distributed monthly on each Distribution Date, commencing in July 2003, in an amount equal to the Group I Available Funds on deposit in the Distribution Account for such Distribution Date. In addition, on the first Distribution Date, the $50 deposited by the Seller into the Distribution Account on the Closing Date for the Class R-I Certificate (the "Class R-I Deposit") will be distributed to the Class R-I Certificate, in reduction of its Current Principal Amount, until its Current Principal Amount has been reduced to zero.

                  (A) On each Distribution Date, the Group 1 Available Funds (and solely in the case of the Class R-I Certificate, the Class R-I Deposit) will be distributed to the Group I Senior Certificates as follows:

                           FIRST, (i) from the Group I-1 Available Funds to the Group I-1 Senior Certificates, on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date and (ii) from the Group I-2 Available Funds to the Group I-2 Senior Certificates (other than the Class R-I Certificate), on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date. As described below, Accrued Certificate Interest on the Group I-1 Senior Certificates and Group I-2 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                           SECOND, (i) from the Group I-1 Available Funds to the Group I-1 Senior Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I-1 Available Funds and
                           (ii) from the Group I-2 Available Funds to the Group I-2 Senior Certificates (other than the Class R-I Certificate), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I-2 Available Funds;

                           THIRD, subject to Clause (C) below, from the Group I Available Funds to the Class I-I1 Certificates and Class I-I2 Certificates, on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date. As described below, Accrued Certificate Interest on the Class I-I1 Certificates and Class I-I2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                           FOURTH, subject to Clause (D), from the Group I Available Funds to the Class I-I1 Certificates and Class I-I2 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds;

                           FIFTH, (i) from the Group I-1 Available Funds to the Class I-F1 Certificates, in reduction of the Current Principal Amount thereof, the Group I-1 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group I-1 Available Funds, until the Current Principal Amount of such Class has been reduced to zero, (ii) from the Group I-2 Available Funds to the Class I-F2 Certificates, in reduction of the Current Principal Amount thereof, the Group I-2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group I-2 Available Funds and (iii) from the Class R-I Deposit to the Class R-I Certificate, in each case, until the Current Principal Amount of each such Class has been reduced to zero;

                           SIXTH, from the Group I Available Funds to the Class I-PO Certificates, in reduction of the Current Principal Amount thereof, the Class I-PO Certificate Principal Distribution Amount for such Distribution Date to the extent of remaining Group I Available Funds, until the Current Principal Amount of such Class has been reduced to zero; and

                           SEVENTH, from the Group I Available Funds to the Class I-PO Certificates, the Class I-PO Certificate Deferred Amount, provided, that (i) on any Distribution Date, distributions pursuant to this priority SEVENTH shall not exceed the excess, if any, of (x) Group I Available Funds remaining after giving effect to distributions pursuant to priority FIRST through SIXTH above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all classes of Group I Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class I-PO Certificates and (iii) no distribution will be made in respect of the Class I-PO Certificate Deferred Amount on or after the Group I Cross-Over Date.

                  (B) Except as provided in (E) and (F) below, on each Distribution Date prior to the Group I Cross-Over Date, an amount equal to any remaining Group I Available Funds after the distributions in clause (A) above will be distributed sequentially, in the following order, to the Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5 and Class I-B6 Certificates, in each case up to an amount equal to and in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the remaining Group I Available Funds.

                  (C) Amounts distributed in respect of the Class I-I1 Certificates pursuant to clauses THIRD and FOURTH of clause
                  (A) above shall be deemed distributed (1) from the Group I-1 Available Funds to the extent of the amount that would be determined under the definition of Accrued Certificate Interest in respect of such Class if the Notional Balance thereof were equal to the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans and the Pass-Through Rate thereof were equal to the weighted average, for each Group I-1 Mortgage Loan, of the greater of (x) the excess of
                  (a) the Net Rate of such Group I-1 Mortgage Loan over (b) 8.00% and (y) zero, and (ii) from the Group I-2 Available Funds to the extent of the amount that would be determined under the definition of Accrued Certificate Interest in respect of such Class if the Notional Balance thereof were equal to the aggregate Scheduled Principal Balance of the Group I-2 Mortgage Loans and the Pass-Through Rate thereof were equal to the weighted average, for each Group I-2 Mortgage Loan, of the greater of (x) the excess of (a) the Net Rate of such Group I-2 Mortgage Loan over (b) 7.50% and (y) zero.

                  (D) Amounts distributed in respect of the Class I-I2 Certificates pursuant to clauses THIRD and FOURTH of clause
                  (A) shall be deemed distributed (i) from the Group I-1 Available Funds to the extent of the amount that would be determined under the definition of Accrued Certificate Interest in respect of such Class if the Notional Balance thereof were equal to the product of (x) the Subordinate Percentage relating to Loan Group I-1 and (y) the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans as of the beginning of the related Due Period and (z) a fraction, the numerator of which is the aggregate current principal amount of the Group I Offered Subordinate Certificates and the denominator of which is the aggregate current principal amount the Group I Subordinate Certificates, and the Pass-Through Rate thereof were equal to 3.0%, and (ii) from the Group I-2 Available Funds to the extent of the amount that would be determined under the definition of Accrued Certificate Interest in respect of such Class if the Notional Balance thereof were equal to the product of (x) the Subordinate Percentage relating to Loan Group I-2 and (y) the aggregate Scheduled Principal Balance of the Group I-2 Mortgage Loans as of the beginning of the related Due Period and (z) a fraction, the numerator of which is the aggregate current principal amount of the Group I Offered Subordinate Certificates and the denominator of which is the aggregate current principal amount the Group I Subordinate Certificates, and the Pass-Through Rate thereof were equal to 2.5%.

                  (E) On each Distribution Date prior to the Group I Cross-Over Date, but after the reduction of the Current Principal Amount of either of the Class I-F1 Certificates or Class I-F2 Certificates to zero, the remaining Class of Group I Senior Certificates (other than the Interest Only Certificates and the Principal Only Certificates) will be entitled to receive in reduction of its Current Principal Amount, in addition to any Principal Prepayments related to such remaining Group I Senior Certificates' respective Loan Group allocated to such Group I Senior Certificate, 100% of the Non-PO Percentage of Principal Prepayments on any Mortgage Loan in the Loan

                  Group relating to the fully repaid Class of Group I Senior Certificates; provided, however, that if (A) the weighted average of the Subordinate Percentages of the Group I Subordinate Certificates on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages of the Group I Subordinate Certificates and (B) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Group I Mortgage Loans in foreclosure and Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group I Senior Certificates in accordance with this clause (E) will not be made and 100% of the Non-PO Percentage of the Principal Prepayments on any Mortgage Loan in the Loan Group relating to the fully repaid Class of Group I Senior Certificates will be allocated to the Group I Subordinate Certificates.

                  (F) If on any Distribution Date on which the aggregate Current Principal Amount of any Class or Classes of Group I Senior Certificates (other than the Interest Only Certificates and Principal Only Certificates) would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group (other than the PO Percentage of the Discount Mortgage Loans) and any Group I Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date,
                  (A) 100% of amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to such Class or Classes of Group I Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Class or Classes of Group I Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Loan Group (other than the PO Percentage of the Discount Mortgage Loans), and (B) the Accrued Certificate Interest otherwise allocable to the Group I Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Balance of such Class or Classes of Group I Senior Certificates over (y) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group (other than the PO Percentage of the Discount Mortgage Loans). Any such reduction in the Accrued Certificate Interest on the Group I Subordinate Certificates will be allocated in reverse order of the Group I Subordinate Certificates numerical designations, commencing with the Class I-B6 Certificates.

                  (G) If, after distributions have been made pursuant to priorities FIRST, SECOND, THIRD AND FOURTH of clauses (A) above, on any Distribution Date, the remaining Group I Available Funds are less than the sum of the Group I-1 Senior Optimal Principal Amount, the Group I-2 Senior Optimal Principal Amount and the Class I-PO Principal Distribution Amount, such amounts shall be reduced, and such remaining funds will be distributed on the Group I Senior Certificates (other than the Interest Only Certificates) on the basis of such reduced amount. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this paragraph, the Current Principal Amount of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class I-PO Certificates in accordance with the priority SIXTH under clause (A) above and (ii) principal actually distributed to the Class I-PO Certificate after giving effect to this paragraph (such difference, the "Class I-PO Certificate Cash Shortfall"). The Class I-PO Certificate Cash Shortfall with respect to any Distribution Date will be added to the Class I-PO Certificate Deferred Amount.

                  (ii) Interest and principal on the Group II Certificates will be distributed monthly on each Distribution Date, commencing in July 2003, in an amount equal to the Group II Available Funds on deposit in the Distribution Account for such Distribution Date. In addition, on the first Distribution Date, the $150 deposited by the Seller into the Distribution Account on the Closing Date for the Class R-II, Class R-III and Class R-IV Certificates (the "Class R Deposit") will be distributed to the Class R-II, Class R-III and Class R-IV Certificates, in reduction of its Current Principal Amount, until its Current Principal Amount has been reduced to zero.

                  (A) On each Distribution Date, the Group II Available Funds (and solely in the case of the Class R-II, Class R-III and Class R-IV Certificates, the Class R Deposit) will be distributed to the Group II Senior Certificates as follows:

                           FIRST, to the Group II Senior Certificates (other than the Class R-II, Class R-III and Class R-IV Certificates), on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date. As described below, Accrued Certificate Interest on the Group II Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                           SECOND, to the Group II Senior Certificates (other than the Class R-II, Class R-III and Class R-IV Certificates), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II Available Funds; and

                           THIRD, (i) from the Group II Available Funds, to the Class II-A1 Certificates, in reduction of the Current Principal Amounts thereof, the Group II Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group II Available Funds and (ii) from the Class R Deposit, to the Class R-II, Class R-III and Class R-IV Certificates, in each case, until the Current Principal Amount of each such Class has been reduced to zero;

                  (B) On each Distribution Date on or prior to the Group II Cross-Over Date, an amount equal to any remaining Group II Available Funds after the distributions in clause (A) above will be distributed sequentially, in the following order, to the Class

                  II-B1, Class II-B2, Class II-B3, Class II-B4, Class II-B5 and Class II-B6 Certificates, in each case up to an amount equal to and in the following order: (A) the Accrued Certificate Interest thereon for such Distribution Date, (B) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (C) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the remaining Group II Available Funds.

                  (C) If, after distributions have been made pursuant to priorities FIRST, and SECOND of clause (ii)(A) above, on any Distribution Date, the remaining Group II Available Funds are less than the Group II Senior Optimal Principal Amount, such amount shall be reduced, and such remaining funds will be distributed on the Group II Senior Certificates on the basis of such reduced amount.

         (b) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

         (c) On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-IV Certificates; provided that solely in the case of Group I, if on any Distribution Date there are any Group I-1 Available Funds or Group I-2 Available Funds remaining after payment of interest and principal to a Class or Classes of Group I Certificates entitled thereto, such amounts will be distributed to the other Classes of Group I Senior Certificates, pro rata, based upon their Current Principal Amounts, until all amounts due to all Classes of Group I Senior Certificates have been paid in full, before any amounts are distributed to the Class R-IV Certificates.

         (d) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

         (e) If on any Distribution Date the Available Funds for the Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in such Certificate Group in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

         (f) On each Distribution Date, the aggregate amount of Deferred Interest, if any, that is added to the principal balance of the Group II Mortgage Loans on the Due Date occurring in the month in which such Distribution Date occurs will be allocated to each class of Group II Certificates as an Interest Shortfall as described in clause (e) above, on a pro rata basis based on a fraction, the numerator of which is the Current Principal Amount of each such Class and the denominator of which is the aggregate Current Principal Amount of such Classes of Certificates, in each case immediately prior to such Distribution Date. Deferred Interest allocated to any Group II Certificate on any Distribution Date will be added to the Current Principal Amount thereof on such Distribution Date and will thereafter bear interest at the then applicable adjustable Pass-Through Rate.

         (g) The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the REMICs.

         Section 6.02 ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

         (b) REALIZED LOSSES ON THE GROUP I MORTGAGE LOANS. Realized Losses with respect to a Group I Mortgage Loan will be allocated on a pro rata basis between the applicable PO Percentage of the Scheduled Principal Balance of such Mortgage Loan and the applicable Non-PO Percentage of such Scheduled Principal Balance.

                  (i) On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and any Class I-PO Certificate Cash Shortfall shall be allocated to the Class I-PO Certificates until the Current Principal Amount thereof has been reduced to zero.

                  (ii) On each Distribution Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss on a Group I Mortgage Loan shall be allocated as follows:

                  first, to the Class I-B6 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  second, to the Class I-B5 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  third, to the Class I-B4 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  fourth, to the Class I-B3 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  fifth, to the Class I-B2 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  sixth, to the Class I-B1 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  seventh, (x) if such loss is on a Group I-1 Mortgage Loan, to the Class I-F1 Certificates and (y) if such loss is on a Group I-2 Mortgage Loan, to the Class I-F2 Certificates, in each case until the Current Principal Amount thereof has been reduced to zero; and

                  eighth, to the Group I Senior Certificates (other than the Interest Only Certificates and the Principal Only Certificates), on a pro rata basis.

         (c) REALIZED LOSSES ON THE GROUP II MORTGAGE LOANS. On each Distribution Date, the principal portion of any Realized Loss on a Group II Mortgage Loan shall be allocated as follows:

                  first, to the Class II-B6 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  second, to the Class II-B5 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  third, to the Class II-B4 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  fourth, to the Class II-B3 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  fifth, to the Class II-B2 Certificates until the Current Principal Amount thereof has been reduced to zero;

                  sixth, to the Class II-B1 Certificates until the Current Principal Amount thereof has been reduced to zero; and

                  seventh, to the Class II-A1 Certificates until the Current Principal Amount thereof has been reduced to zero.

         (d) Notwithstanding (x) the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Group I Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Group I Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group I Mortgage Loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Group I Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Group I Loss Allocation Limitation") and (y) the foregoing clause (c), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Group II Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Group II Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized

Losses on the Group II Mortgage Loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Group II Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Group 2 Loss Allocation Limitation").

         (e) Notwithstanding the foregoing clauses (b) and (c), any Special Hazard Loss allocable to the Group I Senior Certificates or Group II Senior Certificates pursuant to clauses (b) or (c) above after the Group I Cross-Over Date or Group II Cross-Over Date, respectively, shall be allocated to such Senior Certificates and the most subordinate Class or Classes of Group II Subordinate Certificates and Group I Subordinate Certificates, respectively, on a pro rata basis, based on the Current Principal Amounts of such Certificates, in reduction of the Current Principal Amounts thereof until reduced to zero, with any such loss allocable to such Subordinate Certificates allocated in the order described in clause (b) or (c) above, as applicable.

         (f) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class (other than the Interest Only Certificates) in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

         (g) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

         (h) On each Distribution Date, the Securities Administrator shall determine and notify the Trustee of the Group I Subordinate Certificate Writedown Amount and the Group II Subordinate Certificate Writedown Amount. Any Group I Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Group I Cross-Over Date, the Current Principal Amounts of the Group I Subordinate Certificates, in the reverse order of their numerical Class designations and
(ii) from and after the Group I Cross-Over Date, the Group I Senior Certificates, in accordance with priorities set forth in clause (b) above, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date. Any Group II Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Group II Cross-Over Date, the Current Principal Amounts of the Group II Subordinate Certificates, in the reverse order of their numerical Class designations and (ii) from and after the Group II Cross-Over Date, the Group II Senior Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (i) On each Distribution Date, on or prior to the Group I Cross-Over Date the Securities Administrator shall determine the Class I-PO Certificate Deferred Payment Writedown Amount with respect to the Class I-PO Certificates, if any. Any such Class I-PO Certificate Deferred Payment Writedown Amount with respect to the I-Class PO Certificates shall effect a corresponding reduction in the Current Principal Amount of the Group I Subordinate Certificates in the order described in clause (b) above.

         (j) Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Group I Mortgage Loans occurring on or prior to the Group I Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Group I Available Funds on the related Distribution Date. As a result of the subordination of the Group I Subordinate Certificates in right of distribution, such Realized Losses will be borne by the Group I Subordinate Certificates in inverse order of their numerical Class designations. Following the Group I Cross-Over Date, the interest portion of Realized Losses on the Group I Mortgage Loans will be allocated to the related Group I Senior Certificates (other than the Principal Only Certificates). The interest portion of any Realized Losses with respect to the Group II Mortgage Loans occurring on or prior to the Group II Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Group II Available Funds on the related Distribution Date. As a result of the subordination of the Group II Subordinate Certificates in right of distribution, such Realized Losses will be borne by the Group II Subordinate Certificates in inverse order of their numerical Class designations. Following the Group II Cross-Over Date, the interest portion of Realized Losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates.

         Section 6.03 PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based on information provided to the Trustee by the Securities Administrator. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. Neither the Securities Administrator nor the Trustee shall be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

         (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         Section 6.04 STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator's internet website as set forth below, the following information, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, or in the case of each of the Class R-I, Class R-II, Class R-III and Class R-IV Certificates, an initial Current Principal Amount of $50:

                  (i) the Current Principal Amount or Notional Amount of each Class of Certificates immediately prior to such Distribution Date;

                  (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

                  (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

                  (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

                  (v) the amount of the distribution allocable to interest on each Class of Certificates;

                  (vi) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

                  (vii) the Current Principal Amount or Notional Amount of each Class of Certificates after such Distribution Date;

                  (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Servicer included in such distribution separately stated for each Loan Group;

                  (ix) the aggregate amount of any Realized Losses (listed separately for each category of Realized Loss and for each Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                  (x) with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iii) the Net Liquidation Proceeds with respect to such Mortgage Loan and (iv) the amount of the Realized Loss with respect to such Mortgage Loan;

                  (xi) with respect to each Loan Group, the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Principal Prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut- off Date;

                  (xii) the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Prepayment Period;

                  (xiii) information for each Loan Group and in the aggregate regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

                  (xiv) for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                  (xv) for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

                  (xvi) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; provided that, in the event that such information is not available to the Securities Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

                  (xvii) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

                  (xviii) the Average Loss Severity for the prior calendar month for each Loan Group;

                  (xix) the then applicable Group 1, Group 2 and Group 3 Senior Percentage, Group 1, Group 2 and Group 3 Senior Prepayment Percentage, Group 1, Group 2 and Group 3 Subordinate Percentage and Group 1, Group 2 and Group 3 Subordinate Prepayment Percentage;

                  (xx) the amount of Deferred Interest; and

                  (xxi) any Diverted Amount for such Distribution Date.

         The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator and the Trustee, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator and the Trustee may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

         The Securities Administrator may make available each month, to any interested party , the monthly statement to Certificateholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

         To the extent timely received from the Securities Administrator, the Trustee will also make monthly statements available each month to Certificateholders via the Trustee's internet website. The Trustee's internet website will initially be located at https://www.corporatetrust.db.com/invr. Assistance in using the Trustee's website service can be obtained by calling the Trustee's investor relations desk at (800) 735-7777. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

         (b) By April 30 of each year beginning in 2004, the Trustee will furnish such report, as prepared by the Securities Administrator, to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

         Section 6.05 MONTHLY ADVANCES. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the related WF Servicer or Sub-Master Servicer was required to make an advance pursuant to the related Servicing Agreement or Sub-Master Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee and Sub-Master

Servicing Fee, if applicable, for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related WF Servicer or Sub-Master Servicer is required to do so under its Servicing Agreement or Sub-Master Servicing Agreement, as applicable. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and
(ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

         Section 6.06 COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the WF Servicers and Sub-Master Servicers under the Servicing Agreements and Sub-Master Servicing Agreements with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related WF Servicers or Sub-Master Servicers and (ii) the Master Servicer Compensation for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

                                   ARTICLE VII
                               The Master Servicer

         Section 7.01 LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 7.02 MERGER OR CONSOLIDATION OF THE MASTER SERVICER.

         (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

         (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03 INDEMNIFICATION OF THE TRUSTEE, THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Servicing Agreements, the Sub-Master Servicing Agreements, the Assignment Agreements or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Master Servicer's failure to receive any such notice shall not affect the Trustee's right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

         (b) The Seller will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer's indemnification pursuant to Subsection (a) above.

         Section 7.04 LIMITATIONS ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

         (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates, any Sub-Master Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Sub-Master Servicer thereunder) or any Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than
(i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

         (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with prior notice to the Trustee, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

         (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

         (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer or any Sub-Master Servicer, except as otherwise expressly provided herein.

         Section 7.05 MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel addressed to the Trustee to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until EMC or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

         Section 7.06 SUCCESSOR MASTER SERVICER. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as EMC and such successor master servicer shall agree. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

         Section 7.07 SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII
                                     Default

         Section 8.01 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

                  (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

                  (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

                  (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

                  (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

                  (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

                  (vi) The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee may, and if directed by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of EMC, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

         Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 8.01 shall occur, the Trustee shall (without the consent of EMC), by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

         Section 8.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer prior to the time of termination. Notwithstanding the foregoing, if the Master Servicer is terminated pursuant to clause (vi) of Section 8.01, the Trustee in its capacity as successor Master Servicer shall be required to make such Monthly Advances, as set forth in Section 8.01. As compensation therefor, but subject to Section 7.06, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor Master Servicer shall receive compensation out of payments on the Mortgage Loans; provided, however, that the provisions of
Section 7.06 shall apply and the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder. Such successor Master Servicer shall undertake and assume the obligations to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs incurred by a successor Master Servicer or the Trustee in transitioning the master servicing duties and assuming the duties of the Master Servicer hereunder shall be payable by the terminated Master Servicer. In addition, if the Trustee is required to act as successor Master Servicer following an Event of Default under Section 8.01(vi) and the Trustee subsequently transitions the master servicing duties to a successor Master Servicer within 90 days of assuming such master servicing duties, the terminated Master Servicer (rather than the Trustee as interim successor Master Servicer) shall be responsible for the costs incurred by the Trustee in transitioning the master servicing duties to a successor Master Servicer. Any costs or expenses incurred by the Trustee in transitioning the master servicing duties to a successor Master Servicer, to the extent not required to be covered by the terminated Master Servicer in accordance with this Section 8.02, shall be reimbursable to the Trustee from the Trust Fund.

         (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

         Section 8.03 NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         Section 8.04 WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates, which default may only be waived by Holders of Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

         Section 8.05 LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee at such requesting Certificateholder's expense.

                                   ARTICLE IX
             Concerning the Trustee and the Securities Administrator

         Section 9.01 DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

         (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

                  (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

                  (vii) None of the Securities Administrator, the Seller, EMC or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another and

                  (viii) Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e) All funds received by the Master Servicer and the Trustee and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Trustee, respectively.

         (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

         Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR. Except as otherwise provided in Section 9.01:

                  (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Seller, the Master Servicer or a Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require indemnity reasonably satisfactory to it against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer. Notwithstanding, any provision to the contrary, the Trustee shall not be liable or responsible for any act or omission of the Custodian (notwithstanding its specified capacity as agent of the Trustee).

                  (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Seller with reasonable further instructions;

                  (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

                  (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Mortgage Loan Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 9.03 TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's execution and authentication of the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04 TRUSTEE AND SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

         Section 9.05 TRUSTEE'S AND SECURITIES ADMINISTRATOR'S FEES AND EXPENSES. The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement between the Trustee and the Master Servicer. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders. If funds in the Master Servicer Collection Account are insufficient therefor, the



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Trustee and the Securities Administrator shall recover such expenses from the
Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of this Agreement (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) this Agreement or (b) the Certificates, other than any loss, liability or expense incurred by reason of its negligence or intentional misconduct, or which is the responsibility of the Certificateholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

         Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR. The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to
Section 9.10, rated in one of the two highest long- term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

         Section 9.07 INSURANCE. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.




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         Section 9.08 RESIGNATION AND REMOVAL OF THE TRUSTEE AND SECURITIES
ADMINISTRATOR. (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

         (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

         (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and simultaneously appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed. In the event that the Trustee or Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable to a successor Trustee or successor Securities Administrator, in excess of the amount paid to the predecessor Trustee or predecessor Securities Administrator, as applicable.

         (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.




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         Section 9.09 SUCCESSOR TRUSTEE AND SUCCESSOR SECURITIES ADMINISTRATOR.
(a) Any successor Trustee or Securities Administrator appointed as provided in
Section 9.08 shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Seller and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

         (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

         (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. EMC shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

         Section 9.10 MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Seller and the Trustee acting jointly, at the expense of the Trust, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Seller to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this



                                     -123-
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Section 9.11, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable.

         (b) If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Seller.

         (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.




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         Section 9.12 FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS; REMIC ADMINISTRATION. (a) For federal income tax purposes, the taxable year of each REMIC shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

         (b) The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC (the "REMIC Reporting Agent"). The Trustee is hereby directed to make elections to treat each REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2003 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns to be filed pursuant to this Section and any other returns as may be required by the Code and prepared by the Securities Administrator. The Holder of the Class R-I Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss.1.860F-4(d)) for REMIC I, the Holder of the Class R-II Certificate is hereby designated as the "Tax Matters Person" for REMIC II, the Holder of the Class R-III Certificate is hereby designated as the "Tax Matters Person" for REMIC III and the Holder of the Class R-IV Certificate is hereby designated as the "Tax Matters Person" for REMIC IV. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in- fact for the purpose of acting as Tax Matters Person for each REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

         (c) The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section

860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

         (d) The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

         (e) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

         (f) The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Seller for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Seller or the Master Servicer, as a result of a breach of the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.



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                                    ARTICLE X
                                   Termination

         Section 10.01 TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS.

         (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Trustee, the Master Servicer and the Securities Administrator created hereby, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth shall terminate upon:

                  (i) the repurchase by or at the direction of the Seller or its designee of all of the Group I Mortgage Loans and all related REO Property remaining in the Trust relating to such Group I Mortgage Loans and/or all of the Group II Mortgage Loans and all related REO Property remaining in the Trust relating to such Group II Mortgage Loans at a price (in each case, the "Termination Purchase Price") equal to the sum of (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Securities Administrator at the expense of the Seller, (c) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the Mortgage Loans prior to the exercise of such repurchase right and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05; or

                  (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Group I Mortgage Loan or Group II Mortgage Loan, as applicable, remaining in the Trust Fund or the disposition of all property acquired with respect to any Group I Mortgage Loan or Group II Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

                  (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement.




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         (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

         (c) (i) The right of the Seller or its designee to repurchase all the assets of the Trust Fund relating to Loan Group I Mortgage Loans, as described in Subsection 10.01(a)(i) above is conditioned upon the date of such purchase occurring after the Group I Optional Termination Date. The Seller or its designee may repurchase all the assets of the Trust Fund relating to the Group I Mortgage Loans if the Seller, based upon an Opinion of Counsel addressed to the Seller, the Trustee and the Securities Administrator, has determined that the REMIC status of REMIC I has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. (ii) The right of the Seller or its designee to repurchase all the assets of the Trust Fund relating to the Group II Mortgage Loans described in Subsection 10.01(a)(i) above is conditioned upon the date of such purchase occurring on or after the Group II Optional Termination Date. The Seller or its designee may repurchase all the assets of the Trust Fund relating to the Group II Mortgage Loans if the Seller, based upon an Opinion of Counsel addressed to the Seller, the Trustee and the Securities Administrator, has determined that the REMIC status of REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. (iii) At any time thereafter, in the case of a repurchase as described in this Subsection 10.01(c), the Seller may elect to terminate REMIC I, REMIC II, REMIC III and REMIC IV at any time, and upon such election, the Seller or its designee, shall repurchase all the assets of the Trust Fund described in Subsection 10.01(a)(i) above.

         (d) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer, the Securities Administrator and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

         (e) If the option of the Seller to repurchase or cause the repurchase of all the assets in the Trust Fund relating to either Loan Group I or Loan Group II, as described in Subsection 10.01(a)(i), above is exercised, the Seller and/or its designee shall deliver to the Trustee for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in REMIC I or REMIC II, as applicable. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders as directed by the Securities Administrator in writing an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class R Certificates and the Principal Only Certificates), one month's interest thereon at the applicable

Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class R Certificates).If the proceeds with respect to the Group I Mortgage Loans are not sufficient to pay all of the Group I Senior Certificates in full, any such deficiency will be allocated first, to the Group I Subordinate Certificates, in inverse order of their numerical designation and then to the Group I Senior Certificates on a pro rata basis. If the proceeds with respect to the Group II Mortgage Loans are not sufficient to pay all of the Group II Senior Certificates in full, any such deficiency will be allocated first, to the Group II Subordinate Certificates, in inverse order of their numerical designation and then to the Group II Senior Certificates on a pro rata basis. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans of the related Mortgage Loan Group, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Seller. Upon deposit of the Termination Purchase Price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

         (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account all distributable amounts remaining in the Master Servicer Collection Account. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, pursuant to the written direction of the Securities Administrator and in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release promptly to the Seller or its designee the Mortgage Files for the remaining Mortgage Loans, and the Master Servicer Collection Account and the Distribution Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Subsection 10.01(f).

         (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         Section 10.02 ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Seller to repurchase (i) all the Group I Mortgage Loans and REMIC I, (ii) all of the Group II Mortgage Loans and REMIC II or (iii) all of the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, (i) REMIC I, (ii) REMIC II, or (iii) the Trust Fund and each of REMIC I, REMIC II , REMIC III and REMIC IV shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section
10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on REMIC I, REMIC II, REMIC III or REMIC IV or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of each REMIC in the case of a termination of Loan Group I and Loan Group II under Subsection 10.01(a)(i), or a plan of complete liquidation of REMIC I in the case of a termination of Loan Group I under Subsection 10.01(a)(i), or a plan of complete liquidation of REMIC II in the case of a termination of Loan Group II under Subsection 10.01(a)(ii), provided to it by the Seller, which the Seller has determined meets the requirements of a "qualified liquidation" under
         Section 860F of the Code and any regulations thereunder.

                  (ii) the Seller shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund as directed by the Seller in accordance with the terms hereof; and

                  (iii) at or after the time of adoption of such a plan of complete liquidation of each REMIC, of REMIC I or of REMIC II, as applicable, and at or prior to the final Distribution Date relating thereto, the Trustee shall sell for cash all of the assets of the Trust or REMIC I or REMIC II, as applicable, to or at the direction of the Seller, and each of REMIC I, REMIC II, REMIC III and REMIC IV, as applicable, shall terminate at such time.

         (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related REMIC upon the written request of the Seller, and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Securities Administrator, in accordance with its duties under Section 9.12(d), will attach a statement to each REMIC's final tax return specifying the first day in the 90-day liquidation period, pursuant to Treasury Regulations Section 1.860F-1. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each REMIC shall terminate.

                                   ARTICLE XI
                            Miscellaneous Provisions

         Section 11.01 INTENT OF PARTIES. The parties intend that each of REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

         Section 11.02 AMENDMENT. (a) This Agreement may be amended from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and the Servicing Agreements and Sub-Master Servicing Agreements may be amended from time to time by EMC, the Master Servicer and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by EMC, the Master Servicer, the Seller, the Securities Administrator and the Trustee, and the Servicing Agreements and Sub-Master Servicing Agreements may also be amended from time to time by the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel addressed to the Trustee which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

         (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Trustee stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

         Section 11.03 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.04 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided,
(ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

         (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.05 ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

         (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Seller, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Seller, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Seller, or the Master Servicer, as the case may be.

         Section 11.06 GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5- 1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07 NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the EMC, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank Minnesota, National Association, P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - BART 2003-4), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041. Any notice delivered to the Seller, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

         Section 11.08 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 11.09 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10 ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 11.12 NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

         1. Any material change or amendment to this Agreement or the Servicing Agreements;

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

         4. The repurchase or substitution of Mortgage Loans;

         5. The final payment to Certificateholders; and

         6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

         IN WITNESS WHEREOF, the Seller, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            STRUCTURED ASSET MORTGAGE
                                            INVESTMENTS INC., as Seller


                                            By:/s/ Baron Silverstein
                                               ----------------------------
                                            Name: Baron Silverstein
                                            Title: Vice President


                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, as Trustee


                                            By: /s/ Barbera Campbell
                                               ----------------------------
                                            Name: Barbera Campbell
                                            Title: Assistant Vice President

                                            By: /s/ James S. Noriega
                                               ----------------------------
                                            Name: James S. Noriega
                                            Title: Associate

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Master
                                            Servicer


                                            By: /s/ Stacey Wainwright
                                               ----------------------------
                                            Name: Stacey Wainwright
                                            Title: Assistant Vice President


                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Securities
                                            Administrator


                                            By:/s/ Stacey Wainwright
                                               ----------------------------
                                            Name: Stacey Wainwright
                                            Title: Assistant Vice President

                                            EMC MORTGAGE CORPORATION


                                            By:/s/ Sherri Lauritson
                                               ----------------------------
                                            Name: Sherri Lauritson
                                            Title: Executive Vice President

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04
and 9.09(c) in its capacity as
Mortgage Loan Seller

EMC MORTGAGE CORPORATION


By:/s/ Sherri Lauritson
   ----------------------------
Name: Sherri Lauritson
Title: Executive Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

         On the 30th day of June, 2003 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a(n) Vice President of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ____________________________________

                                            Notary Public



[Notarial Seal]

STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF ORANGE        )

         On the 30th day of June, 2003 before me, a notary public in and for said State, personally appeared __________________, known to me to be a(n) ____________________ of Deutsche Bank National Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ____________________________________

                                            Notary Public

[Notarial Seal]

STATE OF MARYLAND   )
                    ) ss.:
COUNTY OF HOWARD    )

         On the 30th day of June, 2003 before me, a notary public in and for said State, personally appeared Stacey Wainwright, known to me to be an Assistant Vice President of Wells Fargo Bank Minnesota, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ____________________________________

                                            Notary Public

[Notarial Seal]

STATE OF MARYLAND  )
                   ) ss.:
COUNTY OF  HOWARD  )

         On the 30th day of June, 2003 before me, a notary public in and for said State, personally appeared Stacey Wainwright, known to me to be a(n) Assistant Vice President of Wells Fargo Bank Minnesota, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ____________________________________

                                            Notary Public

[Notarial Seal]

STATE OF TEXAS     )
                   ) ss.:
COUNTY OF DALLAS   )

         On the 30th day of June, 2003 before me, a notary public in and for said State, personally appeared Sherri Lauritson, known to me to be Executive Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ____________________________________

                                            Notary Public

[Notarial Seal]

STATE OF TEXAS      )
                    ) ss.:
COUNTY OF DALLAS    )

         On the 30th day of June, 2003 before me, a notary public in and for said State, personally appeared__________________, known to me to be______________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ____________________________________

                                            Notary Public

                                                                     EXHIBIT A-1

              FORM OF CLASS [I-F_][I-S_][I-I_][II-A1] CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          [THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON [AND REALIZED LOSSES ALLOCABLE HERETO]. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.1                                          Variable Pass-Through Rate

Class [I-F_][I-S_][I-I_][II-A1] Senior

Date of Pooling and Servicing Agreement and               Aggregate Initial Current [Principal] [Notional]
Cut-off Date:                                             Amount of this Senior Certificate as of the
June 1, 2003                                              Cut-off Date:
                                                          $[_____________]

First Distribution Date:                                  Initial Current [Principal][Notional] Amount of
July 25, 2003                                             this Senior Certificate as of the Cut-off Date:
                                                          $[_____________]

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: [____________]

Assumed Final Distribution Date:
July 25, 2032

              STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2003-CL1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-CL1

     evidencing a fractional undivided interest in the distributions allocable to the Class [I-F_][I-S_][I-I_][II-A1] Certificates with respect to a Trust Fund consisting primarily of a pool of seasoned fixed rate and adjustable rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of seasoned adjustable rate and fixed rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The

Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Wells Fargo Bank Minnesota, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association as master servicer and securities administrator, EMC Mortgage Corporation and Deutsche Bank National Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue [In the case of the Class [I-F_]and [I-S_]: beginning on the 25th day of the month preceding the month in which the Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date] [In the case of the Class [I- I_] and [II-A1]: during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs] on the Current Principal Amount hereof at a per annum rate equal to the Pass- Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business [In the case of the Class [I-I_] and [II-A1]: on the last Business Day of the calendar month preceding the month of such Distribution Date][In the case of the Class [I-F_]and [I-S_]: on the Business Day immediately preceding such Distribution Date], an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the [Current Principal][Notional] Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial [Current Principal][Notional] Amount of this Certificate is set forth above. [The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.]

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty-four Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June ___, 2003            DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 Not in its individual capacity but solely as Trustee


                                 By:_________________________________________
                                          Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class [I-F_][I-S_][I-I_][II-A1] Certificates referred to in the within- mentioned Agreement.

                                 DEUTSCHE BANK NATIONAL TRUST COMPANY
                                 Authorized signatory of Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

                                 By:____________________________________________
                                              Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                                 ______________________________________________
                                     Signature by or on behalf of assignor


                                 ______________________________________________
                                              Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-2

                        FORM OF CLASS [_-B_] CERTIFICATE

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, [AND THE CLASS _-B_ CERTIFICATES] , AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          [FOR CLASS I-B4, CLASS I-B5, CLASS I-B6, CLASS II-B4, CLASS II-B5 AND CLASS II-B6 CERTIFICATES][THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE

SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

     [FOR CLASS I-B1, CLASS I-B2, CLASS I-B3, CLASS I-B4, CLASS I-B5,CLASS II-B1, CLASS II-B2, CLASS II-B3, CLASS II-B4 AND CLASS II-B5 CERTIFICATES] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE CERTIFIES OR REPRESENTS THAT ONE OF THE FOLLOWING STATEMENTS IS TRUE
(I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS" OR (II) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THIS CERTIFICATE OR INTEREST HEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK- ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED. ]

     [FOR CLASS I-B6 AND CLASS II-B6 CERTIFICATES][THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SUB-MASTER SERVICER, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.]


                                      A-2-2



Certificate No.1                                          [Variable Pass-Through Rate][5.00%]

Class [_-B_] Subordinate

Date of Pooling and Servicing Agreement and               Aggregate Initial Current Principal Amount of
Cut-off Date: June 1, 2003                                this Subordinate Certificate as of the Cut-off
                                                          Date: $[_________]

First Distribution Date:                                  Initial Current Principal Amount of this
July 25, 2003                                             Subordinate Certificate as of the Cut-off Date:
                                                          $[_________]

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: [____________]

Assumed Final Distribution Date:
July 25, 2032

              STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2003-CL1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-CL1

     evidencing a fractional undivided interest in the distributions allocable to the Class [_-B_] Certificates with respect to a Trust Fund consisting primarily of a pool of seasoned fixed rate and adjustable rate mortgage loans secured by first liens on one- to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that [Cede & Co.][Bear, Stearns Securities Corp.] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of seasoned adjustable rate and fixed rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation

("EMC") to SAMI. Wells Fargo Bank Minnesota, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association as master servicer and securities administrator, EMC Mortgage Corporation and Deutsche Bank National Trust Company, as trustee (the "Trustee") , a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

     [No transfer of this Class [_-B_] Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 5.02 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if, (i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are met sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.]

     [For Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5,Class II-B1, Class II-B2, Class II-B3, Class II-B4 and Class II-B5 Certificates] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee certifies or represents that one of the following statements is true
(i) it is not a Plan or investing with "Plan Assets" or (ii) (1) it is an Insurance Company, (2) the source of funds used to acquire or hold this Certificate or interest herein is an "Insurance Company General Account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in sections I and III of PTCE 95-60 have been satisfied, which will be deemed represented by an owner of a Book- Entry Certificate or a Global Certificate, or unless the opinion specified in section 5.07 of the Agreement is provided.]

     [For Class I-B6 and Class II-B6 Certificates][This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any non-exempt prohibited transaction and (ii) will not give rise to any additional obligations on the part of the Seller, the Securities Administrator, the Master Servicer, any Sub-Master Servicer, any Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless the opinion specified in section
5.07 of the Agreement is provided.]

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty-four Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June ___, 2003              DEUTSCHE BANK NATIONAL TRUST
                                   COMPANY
                                   Not in its individual capacity but solely as Trustee


                                   By:_________________________________________
                                            Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class [_-B_] Certificates referred to in the within-mentioned Agreement.

                                 DEUTSCHE BANK NATIONAL TRUST COMPANY
                                 Authorized signatory of Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

                                 By:__________________________________________
                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                                 ______________________________________________
                                     Signature by or on behalf of assignor


                                 ______________________________________________
                                              Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-3

                         FORM OF CLASS R-[_] CERTIFICATE

          THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

          ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE OBTAINS THE PRIOR WRITTEN CONSENT OF STRUCTURED ASSET MORTGAGE INVESTMENTS INC. AND THE SECURITIES ADMINISTRATOR AND PROVIDES A TRANSFER AFFIDAVIT TO STRUCTURED ASSET MORTGAGE INVESTMENTS INC., THE SECURITIES ADMINISTRATOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO


                                      A-3-1

IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.




                                      A-3-2


Certificate No.1

Class R-[_]

Date of Pooling and Servicing Agreement and               Aggregate Initial Current Principal Amount of
Cut-off Date: June 1, 2003                                this Certificate as of the Cut-off Date:
                                                          $___________

First Distribution Date:                                  Initial Current Principal Amount of this
July 27, 2003                                             Certificate as of the Cut-off Date: $_________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: [_____________]

Assumed Final Distribution Date:
July 25, 2032

              STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2003-CL1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-CL1

     evidencing a fractional undivided interest in the distributions allocable to the Class R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of seasoned fixed rate and adjustable rate mortgage loans secured by first liens on one- to-four family residential properties and individual condominium units sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of adjustable rate mortgages loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Wells Fargo Bank Minnesota, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans

(the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement'), among SAMI, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association as master servicer and securities administrator, EMC Mortgage Corporation and Deutsche Bank National Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register, or if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to SAMI, the Trustee and the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Seller, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.

          This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely(which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional fiduciary obligations on the part of the Seller, the Master Servicer or the Trustee.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty-four Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June ___, 2003              DEUTSCHE BANK NATIONAL TRUST
                                   COMPANY
                                   Not in its individual capacity but solely as Trustee


                                   By:_________________________________________
                                            Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class R-[_] Certificates referred to in the within-mentioned Agreement.

                                 DEUTSCHE BANK NATIONAL TRUST COMPANY
                                 Authorized signatory of Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

                                 By:___________________________________________
                                           Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                                 ______________________________________________
                                     Signature by or on behalf of assignor


                                 ______________________________________________
                                              Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-4

                         FORM OF CLASS I-PO CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No.1                                          Pass-Through Rate: 0.00%

Class I-PO Senior

Date of Pooling and Servicing Agreement and               Aggregate Initial Current Principal Amount of
Cut-off Date:                                             this Certificate as of the Cut-off Date:
June 1, 2003                                              [____________]

First Distribution Date:                                  Initial Current Principal Amount of this
July 25, 2003                                             Certificate as of the Cut-off Date:
                                                          [____________]

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: [____________]

Assumed Final Distribution Date:
July 25, 2032

              STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2003-CL1
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-CL1

     evidencing a fractional undivided interest in the distributions allocable to the Class I-PO Certificates with respect to a Trust Fund consisting primarily of a pool of seasoned fixed rate and adjustable rate mortgage loans secured by first liens on one- to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Structured Asset Mortgage Investments, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of seasoned adjustable rate and fixed rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The

Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and company, Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Deutsche Bank National Trust Company as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount of principal required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty-four classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.



                                      A-4-3

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or
(ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less


                                      A-4-4
than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-4-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2003               DEUTSCHE BANK NATIONAL TRUST
                                   COMPANY
                                   Not in its individual capacity but solely as Trustee


                                   By:_________________________________________
                                            Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class I-PO Certificates referred to in the within-mentioned Agreement.

                                 DEUTSCHE BANK NATIONAL TRUST COMPANY
                                 Authorized signatory of Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

                                 By:___________________________________________
                                           Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                                 ______________________________________________
                                     Signature by or on behalf of assignor


                                 ______________________________________________
                                              Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

          The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)  the loan number;

(b)  the Mortgagor's name;

(c) the street address (including city, state and zip code) of the Mortgaged Property;

(d)  the property type;

(e)  the Mortgage Rate;

(f)  the Servicing Rate;

(g)  the Net Rate;

(h)  the original term;

(i)  the maturity date;

(j)  the stated remaining term to maturity;

(k)  the original principal balance;

(1)  the first payment date;

(m)  the principal and interest payment in effect as of the Cut-off Date;

(n)  the unpaid principal balance as of the Cut-off Date;

(o)  the Loan-to-Value Ratio at origination;

(p)  paid-through date;

(q)  the insurer of any Primary Mortgage Insurance Policy;

(r)  the Gross Margin, if applicable;

(s)  the Maximum Lifetime Mortgage Rate, if applicable;

(t)  the Minimum Lifetime Mortgage Rate, if applicable;

(u)  the Periodic Rate Cap, if applicable;

(v)  the number of days delinquent, if any;

(w) which Mortgage Loans adjust after an initial fixed-rate period of five, seven or ten years;

(x)  The Loan Group; and

(y)  The Prepayment Charge Loans.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                                       EXHIBIT C

                                   [RESERVED]

                                                                       EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Deutsche Bank National Trust Company
         1761 East St. Andrew Place
         Santa Ana, CA 92705

RE: Pooling and Servicing Agreement dated as of June 1, 2003, among SAMI,
         Wells Fargo Bank Minnesota,
         National Association, as master servicer
          and securities administrator,
         EMC Mortgage Corporation and
         Deutsche Bank National Trust Company, as Trustee

         In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name, Address & Zip Code:
-----------------------------------

Reason for Requesting Documents (check one):
--------------------------------------------

_____ 1. Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____ 2. Foreclosure

_____ 3. Substitution

_____ 4. Other Liquidation

_____ 5. Nonliquidation                             Reason:____________________

_____ 6. California Mortgage Loan paid in full


                                                 By:___________________________
                                                          (authorized signer)

                                                 Issuer:_______________________
                                                 Address:______________________
                                                 Date:_________________________

                                                                       EXHIBIT E

                                FORM OF AFFIDAVIT

                                            Affidavit pursuant to Section
                                            860E(e)(4) of the Internal Revenue
                                            Code of 1986, as amended, and for
                                            other purposes

STATE OF          )
                  ) ss:
COUNTY OF         )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" as defined in
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investments Inc., Structured Asset Mortgage Investments Trust, Mortgage Pass-Through Certificates, Series 2003-CL1 Class R-I, Class R-II, Class R-III and Class R-IV Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

     4. That the Investor's taxpayer identification number is
______________________.

     5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

     6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

     7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                  [NAME OF INVESTOR]


                                  By:______________________________________
                                        [Name of Officer]
                                        [Title of Officer]
                                        [Address of Investor for receipt of
                                        distributions]

                                        Address of Investor
                                        for receipt of tax
                                        information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                                                          [Date]
[SELLER]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York 10179

     Re: Structured Asset Mortgage Investments Inc., Structured Asset Mortgage Investments Trust, Series 2003-CL1 Mortgage Pass-Through Certificates (the "Certificates"), including the Class I-B4, Class I-B5, Class I-B6, Class II-B4, Class II-B5 and Class II-B6 Certificates (the "Privately Offered Certificates")
          ---------------------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in
                           Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;



                                      F-1-1

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                    (A) (1) the sale is to an Eligible Purchaser
                           (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                    (B) if the Privately Offered Certificate is
                           not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Deutsche Bank National Trust Company (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) (a) in the case of the Class I-B4, Class I- B5, Class II-B4 and Class II-B5 Certificates, are providing a representation stating that one of the following statements is true
                           (1) we are not a Plan or investing with "Plan Assets" or (2) (A) we are an Insurance Company, (B) the


                                      F-1-2
                           source of funds used to acquire or hold the Certificate or interest therein is an "Insurance Company General Account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (C) the conditions in sections I and III of PTCE 95-60 have been satisfied or (b) in the case of the Class I-B6 Certificates and Class II-B6 Certificates, are providing a representation that the transfer and holding of the Certificate and the servicing, management and operation of the trust and its assets: (1) will not result in any non-exempt prohibited transaction and (2) will not give rise to any additional obligations on the part of the Seller, the Securities Administrator, the Master Servicer, any Sub-Master Servicer, any Servicer or the Trustee or (iii) unless the opinion specified in section 5.07 of the Agreement is provided.

                  (ix) We understand that each of the Class I-B4, Class I-B5, Class I-B6, Class II- B4, Class II-B5 and Class II-B6 Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or
                           (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER


                                      F-1-3

                           APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED UNLESS THE OPINION OF COUNSEL REQUIRED BY SECTION 5.07 OF THE POOLING AND SERVICING AGREEMENT IS PROVIDED OR [in the case of the Class I-B6 Certificates and Class II-B6 Certificates]:, UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION AND
                           (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SUB-MASTER SERVICER, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR [in the case of the Class I- B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5, Class II-B1, Class II-B2, Class II-B3, Class II-B4 and Class II-B5 Certificates] UNLESS EITHER (I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS", (II) (1) IT IS AN INSURANCE COMPANY, (2)THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED."

         "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of June 1, 2003, among Structured Asset Mortgage Investments Inc., Wells Fargo Bank Minnesota, National Association as master servicer and securities administrator, EMC Mortgage Corporation and Deutsche Bank National Trust Company, as Trustee (the "Pooling and Servicing Agreement').



                                      F-1-4

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):_______________



                                      F-1-5

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                              Very truly yours,

                                              [PURCHASER]

                                              By:______________________________
                                                       (Authorized Officer)

                                              [By:_____________________________
                                                       Attorney-in-fact]



                                      F-1-6

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                               [NAME OF NOMINEE]

                                               By:_____________________________
                                                        (Authorized Officer)


                                               [By:____________________________
                                                        Attorney-in-fact]



                                      F-1-7

                                                                     EXHIBIT F-2

                  FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]                                                                  [Date]


Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York 10179

     Re: Structured Asset Mortgage Investments Inc., Structured Asset Mortgage Investments Trust, Series 2003-CL1 Mortgage Pass-Through Certificates, Class I-B4, Class I-B5, Class I-B6, Class II-B4, Class II-B5 and Class II- B6 Certificates (the "Privately Offered Certificates")
          ----------------------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

         Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

         Amount: $ _____________________; and

2. The dollar amount set forth above is:

     a. greater than $100 million and the undersigned is one of the following entities:

                  (x) |_| an insurance company as defined in Section 2(13) of
                          the Act1; or

--------
1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.



                                      F-2-1

                  (y) |_| an investment company registered under the Investment
                          Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

                  (z) |_| a Small Business Investment Company licensed by the
                          U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                  (aa)|_| a plan (i) established and maintained by a state, its
                          political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                  (bb)|_| a business development company as defined in Section
                          202(a)(22) of the Investment Advisers Act of 1940; or

                  (cc)|_| a corporation (other than a U.S. bank, savings and
                          loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

                  (dd)|_| a U.S. bank, savings and loan association or
                          equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                  (ee)|_| an investment adviser registered under the Investment
                          Advisers Act; or

         b.  |_|    greater than $10 million, and the undersigned is a
                    broker-dealer registered with the SEC; or

         c.  |_|    less than $ 10 million, and the undersigned is a
                    broker-dealer registered with the SEC and will only purchase
                    Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

         d.  |_|    less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities;
                    or

         e.  |_|    less than $100 million, and the undersigned is an entity,
                    all the equity owners of which are qualified institutional buyers.



                                      F-2-2

         The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

         The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of June 1, 2003, among Structured Asset Mortgage Investments Inc., Wells Fargo Bank Minnesota, National Association, EMC Mortgage Corporation and Deutsche Bank National Trust Company, as Trustee, pursuant to Certificates were issued.

         The undersigned certifies that either: (i) it is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) (a) in the case of the Class I-B4, Class I-B5, Class II-B4 and Class II-B5 Certificates, is providing a representation stating that one of the following statements is true
(1) it are not a Plan or investing with "Plan Assets" or (2) (A) it is an Insurance Company, (B) the source of funds used to acquire or hold the Certificate or interest therein is an "Insurance Company General Account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (C) the conditions in sections I and III of PTCE 95-60 have been satisfied or (b) in the case of the Class I-B6 Certificates and Class II-B6 Certificates, is providing a representation that the transfer and holding of the Certificate and the servicing, management and operation of the trust and its assets: (1) will not result in any non-exempt prohibited transaction and (2) will not give rise to any additional obligations on the part of the Seller, the Securities Administrator, the Master Servicer, any Sub-Master Servicer, any Servicer or the Trustee or (iii) unless the opinion specified in section 5.07 of the Agreement is provided.

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.




                                      F-2-3

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

                                                 Very truly yours,

                                                 [PURCHASER]


                                                 By:___________________________
                                                       (Authorized Officer)

                                                 [By:__________________________
                                                          Attorney-in-fact]




                                      F-2-4

                                              Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                                 [NAME OF NOMINEE]

                                                 By:___________________________
                                                        (Authorized Officer)

                                                 [By:__________________________
                                                          Attorney-in-fact]



                                      F-2-5

                                                                       EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT
                           ---------------------------


                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement'), dated as of June 30, 2003, by and among DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), STRUCTURED ASSET MORTGAGE INVESTMENTS INC., as company (together with any successor in interest, the "Company"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                WITNESSETH THAT:
                                ----------------

                  WHEREAS, the Company, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of June 1, 2003, relating to the issuance of Structured Asset Mortgage Investments Trust 2003-CL1, Mortgage Pass-Through Certificates, Series 2003-CL1 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement'); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

                  Section 2.1. Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee (with a copy to the Custodian) pursuant to the provisions of Section
2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

                  Section 2.3.   Review of Mortgage Files.

                  (a) On or prior to the Closing Date, in accordance with
Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 180 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  (c) Not later than 270 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

         Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate: Release of Mortgage Files. Upon the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Article II of the Pooling and Servicing Agreement, and notice from the Master Servicer or Securities Administrator that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

                  Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes (or, if the Servicer does not make such request, upon receipt of a Request for Release signed on behalf of the Master Servicer), the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

                  At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be followed by an assignment of mortgage (provided to the Trustee or the Custodian, as its agent, for execution), without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note shall be endorsed without recourse by the Trustee and be returned to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

                  Section 3.1. Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2.   Reserved.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

                  Section 3.5. Custodian May Resign Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV.
                            MISCELLANEOUS PROVISIONS

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



Address:                                     DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee
1761 East St. Andrew Place
Santa Ana, California  92705
                                             By:_______________________________
Attention:                                   Name:
Telecopy:                                    Title:
Confirmation:
Address:                                     STRUCTURED ASSET MORTGAGE
                                             INVESTMENTS INC.
383 Madison Avenue
New York, New York 10179
                                             By:_______________________________
                                             Name:    Baron Silverstein
                                             Title:   Vice President

Address:                                     WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION, as Master
9062 Old Annapolis Road                      Servicer
Columbia, Maryland 21045

                                             By:_______________________________
                                             Name: Stacey Taylor
                                             Title:   Assistant Vice President

Address:                                     WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION, as Custodian
9062 Old Annapolis Road
Columbia, Maryland 21045                     By:_______________________________
                                             Name:    Stacey Taylor
                                             Title:   Assistant Vice President

STATE OF CALIFORNIA        )
                           )ss.:
COUNTY OF ORANGE           )

          On the 30th day of June 2003 before me, a notary public in and for said State, personally appeared _______________, known to me to be a _________________of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   ____________________________
                                                           Notary Public


[SEAL]

STATE OF MARYLAND         )
                          ) ss.:
COUNTY OF HOWARD          )

                  On the 30th day of June 2003 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   ____________________________
                                                           Notary Public

[SEAL]

STATE OF NEW YORK           )
                            )ss.:
COUNTY OF NEW YORK          )

                  On the 30th day of June 2003 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   ____________________________
                                                           Notary Public

[Notarial Seal]

STATE OF MARYLAND           )
                            )ss.:
 COUNTY OF HOWARD           )


                  On the 30th day of June 2003 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank Minnesota, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   ____________________________
                                                           Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION


                                                        June __, 20__



Deutsche Bank National Trust Company  Structured Asset Mortgage Investments Inc.
1761 East St. Andrew Place            383 Madison Avenue
Santa Ana, California 92705           New York, New York 10179



Attention: Structured Asset Mortgage Investments Inc. Structured Asset Mortgage Investments Trust 2003-CL1, Mortgage Pass-Through Certificates, Series 2003-CL1

          Re: Custodial Agreement, dated as of June 30, 2003, by and among Deutsche Bank National Trust Company, Structured Asset Mortgage Investments Inc. and Wells Fargo Bank Minnesota, National Association relating to Structured Asset Mortgage Investments Trust 2003-CL1, Mortgage Pass-Through Certificates, Series 2003-CL1
               ----------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                    WELLS FARGO BANK MINNESOTA,
                                                    NATIONAL ASSOCIATION


                                                    By:________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                             __, 20__


Deutsche Bank National Trust Company               Structured Asset Mortgage
1761 East St. Andrew Place                         Investments Inc.
Santa Ana, California 92705                        383 Madison Avenue
                                                   New York, New York 10179



Attention: Structured Asset Mortgage Investments Inc. Structured Asset Mortgage Investments Trust 2003-CL1, Mortgage Pass-Through Certificates, Series 2003-CL1

          Re: Custodial Agreement, dated as of June 30, 2003, by and among Deutsche Bank National Trust Company, Structured Asset Mortgage Investments Inc. and Wells Fargo Bank Minnesota, National Association relating to Structured Asset Mortgage Investments Trust 2003-CL1, Mortgage Pass-Through Certificates, Series 2003-CL1
               ----------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                     WELLS FARGO BANK MINNESOTA,
                                                     NATIONAL ASSOCIATION


                                                     By:_______________________
                                                     Name:_____________________
                                                     Title:____________________

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                            _______, 20__



Deutsche Bank National Trust Company                  Structured Asset Mortgage
1761 East St. Andrew Place                            Investments Inc.
Santa Ana, California 92705                           383 Madison Avenue
                                                      New York, New York 10179


Attention: Structured Asset Mortgage Investments Inc. Structured Asset Mortgage Investments Trust 2003-CL1, Mortgage Pass-Through Certificates, Series 2003-CL1

          Re: Custodial Agreement, dated as of June 30, 2003, by and among Deutsche Bank National Trust Company, Structured Asset Mortgage Investments Inc. and Wells Fargo Bank Minnesota, National Association relating to Structured Asset Mortgage Investments Trust 2003-CL1, Mortgage Pass-Through Certificates, Series 2003-CL1
               ----------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to (I) each Mortgage Loan (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or a lost note affidavit together with a copy of the related Mortgage Note;

                  (ii) The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

                  (iii) unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "Deutsche Bank National Trust Company, as Trustee", with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if (A) the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording" or (B) the related Mortgaged Property is located in a state other than Maryland and an Opinion of Counsel has been provided as set forth in Section 2.01(b), shall be in recordable form);

                  (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon;

                  (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

                  (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and

                  (vii) originals of all modification agreements, if applicable and available.

         and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v) The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement and Assignment of Proprietary Lease referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee; and

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

                                                    WELLS FARGO BANK
                                                    MINNESOTA, NATIONAL
                                                    ASSOCIATION



                                                    By:________________________
                                                    Name:______________________
                                                    Title:_____________________

                                                                     EXHIBIT H-1

                               SERVICING AGREEMENT

                                    ABN AMRO

                             [provided upon request]

                                                                     EXHIBIT H-2

                               SERVICING AGREEMENT

                                    Alliance

                             [provided upon request]

                                                                     EXHIBIT H-3

                              SERVICING AGREEMENTS

                                      BofA

                             [provided upon request]

                                                                     EXHIBIT H-4


                               SERVICING AGREEMENT

                                       EMC

                             [provided upon request]

                                                                     EXHIBIT H-5


                               SERVICING AGREEMENT

                                   GE Capital

                             [provided upon request]

                                                                     EXHIBIT H-6


                               SERVICING AGREEMENT

                                   GreenPoint

                             [provided upon request]

                                                                     EXHIBIT H-7


                               SERVICING AGREEMENT

                                      Impac

                             [provided upon request]

                                                                     EXHIBIT H-8


                               SERVICING AGREEMENT

                                     Liberty

                             [provided upon request]

                                                                     EXHIBIT H-9


                               SERVICING AGREEMENT

                                       MFB

                             [provided upon request]

                                                                    EXHIBIT H-10


                               SERVICING AGREEMENT

                                    Sky Bank

                             [provided upon request]

                                                                    EXHIBIT H-11


                               SERVICING AGREEMENT

                                 Union Planters

                             [provided upon request]

                                                                    EXHIBIT H-12


                               SERVICING AGREEMENT

                                    Universal

                             [provided upon request]

                                                                    EXHIBIT H-13


                               SERVICING AGREEMENT

                                      WMBFA

                             [provided upon request]

                                                                    EXHIBIT H-14


                               SERVICING AGREEMENT

                                      WFHM

                             [provided upon request]

                                                                       EXHIBIT J

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                             [provided upon request]

                                                                                                                          EXHIBIT K

                                                    Foreclosure Restricted Loans

                                                                               Stated                                    Current
                                        AM               First Pay   Stated   Original             Original     Current   Gross
Loan ID        Pool 1      Servicer    Type   Note Date    Date        MAT      Term     Payment    Balance     Balance   Coupon
-------        ------      --------    ----   ---------    ----        ---      ----     -------    -------     -------   ------
438046         B.92-18     Alliance    Fixed   19760524   19760601   20060501    360      335.65    43650.00    11110.46   8.500
433655         B.92-18     Alliance    Fixed   19741001   19750101   20041201    360      117.04    13900.00     1704.94   9.500
434140         B.92-18     Alliance    Fixed   19751230   19760201   20060101    360      314.80    38250.00     8951.77   9.250
435372         D.93-2P     Alliance    Fixed   19780217   19780401   20080301    360      353.71    46000.00    16764.98   8.500
435634         D.93-2P     Alliance    Fixed   19780511   19780601   20080501    360      238.58    29000.00    10583.32   9.250
433931         D.93-2P     Alliance    Fixed   19841031   19841201   20141101    360     1246.18   185250.00   127589.55   5.250
433933         D.93-2P     Alliance    Fixed   19841201   19850201   20150101    360     1494.87   230000.00   157592.77   5.000
108370768    H.RTC 91-11   Alliance    Fixed   19780601   19780601   20080501    360      305.24    38800.00    14395.55   8.750
108374802    H.RTC 91-11   Alliance    Fixed   19790901   19790901   20090801    360      211.45    21350.00    10913.98  11.500
                           Cenlar/
8945016        C.93-1P     Alliance    Fixed              19930101   20221201    360      442.19    49400.00    32521.16  10.250
                           Cenlar/
8962102        C.93-1P     Alliance    Fixed              19930101   20221201    360      647.30    72000.00    55855.93  10.365
70447651     Q.HEADLANDS   Headlands   Fixed              19970801   20120701    180      542.70    54300.00    40467.54   8.750
70488770     Q.HEADLANDS   Headlands   Fixed              19971001   20270901    360      746.68    96000.00    90646.13   8.625
70356704     Q.HEADLANDS   Headlands   Fixed              19970401   20270301    360     2135.91   268450.00   252818.82   8.875

                                         Current                          Current
                       WACH                Net   Stated                  Appraised     BPO       Statistical
Loan ID      MSFEE    MSFEE   SFEE       Coupon   REM      Amort           Value      Value         Value
-------      -----    -----   ----       ------   ---      -----           -----      -----         -----
438046       0.010    0.000   0.250       8.240   35   Fully Amortizing   43650.00      0.00         0.00
433655       0.010    0.000   0.250       9.240   18   Fully Amortizing       0.00      0.00     69000.00
434140       0.010    0.000   0.250       8.990   31   Fully Amortizing   42500.00      0.00         0.00
435372       0.010    0.000   0.250       8.240   57   Fully Amortizing       0.00      0.00         0.00
435634       0.010    0.000   0.250       8.990   59   Fully Amortizing   37500.00      0.00         0.00
433931       0.010    0.000   0.250       4.990  137   Fully Amortizing  195000.00 200000.00         0.00
433933       0.010    0.000   0.250       4.740  139   Fully Amortizing       0.00 388000.00    408000.00
108370768    0.010    0.000   0.250       8.490   59   Fully Amortizing       0.00      0.00         0.00
108374802    0.010    0.000   0.250      11.240   74   Fully Amortizing   22500.00      0.00         0.00
8945016      0.010    0.000   0.250       9.990  234   Fully Amortizing   53004.29      0.00         0.00
8962102      0.010    0.000   0.250      10.105  234   Fully Amortizing   80000.00 120000.00         0.00
70447651     0.010    0.000   0.250       8.490  109   Fully Amortizing   95000.00      0.00         0.00
70488770     0.010    0.000   0.250       8.365  291   Fully Amortizing  120000.00      0.00         0.00
70356704     0.010    0.000   0.250       8.615  285   Fully Amortizing  383500.00      0.00         0.00

                                                                                                                           EXHIBIT L

                                                         Section 3.13 Loans

                                                                                    Stated                                   Current
                                                AM               First Pay Stated  Original             Original   Current    Gross
Loan ID          Pool 1           Servicer     Type   Note Date    Date      MAT     Term     Payment    Balance   Balance    Coupon
-------          ------           --------     ----   ---------    ----      ---     ----     -------    -------   -------    ------
176616746   A.HANOVER1998-B     Homeside (TX)  Fixed             19741001   2E+07     348      166.09   20500.00    214.51     9.000
1100050187     O.BSMSI 96-4         IMPAC      Fixed  19960909   19961001   2E+07     360     1013.54  123200.00 115536.56     9.250
1100027971     O.BSMSI 96-4         IMPAC      Fixed  19960606   19960701   2E+07     360      638.78   76800.00  71903.93     9.375
1100034870     O.BSMSI 96-4         IMPAC      Fixed  19960701   19960801   2E+07     360      788.30   93750.00  87451.00     9.500
1100075316     P.BSMSI 96-9         IMPAC      Fixed  19961121   19961201   2E+07     360      863.80  109800.00 103083.07     8.750
1100072556     P.BSMSI 96-9         IMPAC      Fixed  19961018   19961201   2E+07     360      605.42   72000.00  67792.43     9.500
503678         N.BSMSI 93-4        Wachovia    Fixed             19930201   2E+07     360      756.35   94000.00  83351.75     9.000

                                   Current                                             Current
                                     Net      Stated   WACH                           Appraised     BPO   Statistical
Loan ID        MSFEE    SFEE       Coupon      REM     MSFEE              Amort         Value      Value     Value
-------        -----    ----       ------      ---     -----              -----         -----      -----     -----
176616746      0.010    0.250       8.740        3     0.000        Fully Amortizing   20500.00    0.00      0.00
1100050187     0.010    0.280       8.960      279     0.000        Fully Amortizing  154000.00    0.00      0.00
1100027971     0.010    0.280       9.085      276     0.000        Fully Amortizing   96000.00    0.00      0.00
1100034870     0.010    0.280       9.210      277     0.000        Fully Amortizing  125000.00    0.00      0.00
1100075316     0.010    0.280       8.460      281     0.000        Fully Amortizing  122000.00    0.00      0.00
1100072556     0.010    0.280       9.210      281     0.000        Fully Amortizing  134000.00    0.00      0.00
503678         0.010    0.250       8.650      235     0.090        Fully Amortizing       0.00    0.00 198000.00

                       BPO                      FICO                                            Loan                        MTG
Loan ID       CLTV     LTV       BPO Source     Score      Type              Doc Type           Purp      OCC Type          Type
-------       ----     ---       ----------     -----      ----              --------           ----      --------          ----
176616746     1.05     1.05    Original Value    552    Single Family   Full Documentation    Purchase  Owner Occupied   CONV W/O MI

1100050187   75.02     75.02   Original Value    621    Single Family   Full Documentation    Purchase  Owner Occupied   CONV W/O MI

1100027971   74.90     74.90   Original Value    619    Single Family   Full Documentation    Purchase  Owner Occupied   CONV W/O MI
1100034870   69.96     69.96   Original Value    763    Single Family   Full Documentation    Purchase  Owner Occupied   CONV W/O MI
1100075316   84.49     84.49   Original Value    641    PUD             Full Documentation    Purchase  Owner Occupied   CONV W/O MI
1100072556   50.59     50.59   Original Value    654    Single Family   Full Documentation    Purchase  Owner Occupied   CONV W/O MI
503678        0.00     42.10   Original Value    0      Single Family   Full Documentation    Purchase  Owner Occupied   CONV W/O MI

                                                                         Zip
Loan ID      Paid To    Delinquency   DQ Hist      City         State    Code
-------      -------    -----------   -------      ----         -----    ----
176616746    20030301     60 DAYS    4 - 3+ x 30   Kearny        AZ     85237

1100050187   20030301     60 DAYS    1 - 0 x 30    Raleigh       NC     27613
                                                   Pembroke
1100027971   20030301     60 DAYS    1 0 0 x 30    PI            FL     33026
1100034870   20030301     60 DAYS    1 - 0 x 30    Roosevelt     NY     11575
1100075316   20030301     60 DAYS    1 - 0 x 30    Lake Mary     FL     32746
1100072556   20030301     60 DAYS    1 - 0 x 30    Tavernier     FL     33070
503678       20030301     60 DAYS    1 - 0 x 30    Sacramento    CA     95821